                                                                      EXHIBIT 1








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                            STOCK PURCHASE AGREEMENT


                                  by and among


                             WANG LABORATORIES, INC.


                                       and


                    THE OTHER STOCKHOLDERS SIGNATORIES HERETO


                            Dated as of July 24, 1996





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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      Certain Definitions..................................          1

ARTICLE II     Purchases and Sales; Closing.........................         10

      Section 2.1       Purchases and Sales.........................         10
      Section 2.2       Time and Place of Closing...................         10
      Section 2.3       Closing Deliveries..........................         10

ARTICLE III    Representations and Warranties
               of the Sellers.......................................         12

      Section 3.1       Authority; Organization; Valid
                        and Binding.................................         12
      Section 3.2       Title to Shares.............................         13
      Section 3.3       Organization and Qualification..............         13
      Section 3.4       Capitalization; Subsidiaries................         14
      Section 3.5       Conflicting Agreements and
                        Charter Provisions..........................         15
      Section 3.6       Financial Statements; Books and
                        Records; Inventories; Accounts
                        Receivable..................................         16
      Section 3.7       Changes Since December 31, 1995.............         19
      Section 3.8       Liabilities.................................         21
      Section 3.9       Taxes.......................................         22
      Section 3.10      Litigation; Orders..........................         24
      Section 3.11      Employee Benefit Plans......................         24
      Section 3.12      Properties..................................         28
      Section 3.13      Intellectual Property Rights................         29
      Section 3.14      Contracts...................................         30
      Section 3.15      Licenses; Consents;
                        Compliance with Laws........................         34
      Section 3.16      Insurance...................................         35
      Section 3.17      Employees; Labor Relations..................         36
      Section 3.18      Environmental Matters.......................         37
      Section 3.19      Relationships with Customers and
                        Suppliers...................................         38
      Section 3.20      Governmental Contracts......................         39
      Section 3.21      Material Interests of Certain
                        Persons.....................................         44
      Section 3.22      Certain Settlements.........................         44
      Section 3.23      Brokers, Finders, Etc.......................         45
      Section 3.24      Accredited Investor; Acquisition
                        for Investment..............................         45
      Section 3.25      Disclosure..................................         46
      Section 3.26      No Other Representations or
                        Warranties..................................         46


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ARTICLE IV     Representations and Warranties of Wang...............         47

      Section 4.1       Organization and Qualification..............         47
      Section 4.2       Authority; Valid and Binding................         47
      Section 4.3       Capitalization..............................         47
      Section 4.4       Conflicting Agreements and
                        Charter Provisions..........................         49
      Section 4.5       Default.....................................         49
      Section 4.6       Reports; Financial Statements...............         49
      Section 4.7       Changes Since the Most Recent
                        Audited Financial Statements................         50
      Section 4.8       Litigation; Orders..........................         50
      Section 4.9       Licenses; Consents; Compliance
                        with Laws...................................         51
      Section 4.10      Brokers, Finders, Etc.......................         52
      Section 4.11      Accredited Investor;
                        Acquisition for Investment..................         52
      Section 4.12      Disclosure..................................         53
      Section 4.13      No Other Representations or
                        Warranties..................................         53

ARTICLE V      Covenants............................................         53

      Section 5.1       No Solicitations............................         53
      Section 5.2       Inspection of Property......................         53
      Section 5.3       Conduct of Business.........................         55
      Section 5.4       Fulfillment of Conditions...................         56
      Section 5.5       Consents....................................         56
      Section 5.6       Publicity...................................         57
      Section 5.7       Expenses....................................         57
      Section 5.8       Advice of Changes...........................         58
      Section 5.9       Bajaj Notes.................................         59
      Section 5.10      Certain Settlement Agreements...............         59
      Section 5.11      Certain Severance Protection
                        Agreements..................................         59
      Section 5.12      Stock Option Plans;
                        Employee Benefits...........................         61
      Section 5.13      Indemnification; Directors
                        and Officers Insurance......................         64
      Section 5.14      Tax Refunds.................................         65

ARTICLE VI     Indemnification......................................         65

      Section 6.1       Seller Indemnification......................         65
      Section 6.2       Wang Indemnification........................         69
      Section 6.3       Calculation of Losses.......................         70
      Section 6.4       Procedures Relating to
                        Indemnification.............................         70
      Section 6.5       Termination of Indemnification..............         74
      Section 6.6       Consideration for Payment of
                        Indemnification Obligations;
                        Right of Set-Off............................         74
      Section 6.7       Exclusive Remedy............................         74


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ARTICLE VII    Conditions to Obligations to Close...................         75

      Section 7.1       Conditions to Wang's Obligation.............         75
      Section 7.2       Conditions to the Sellers'
                        Obligations.................................         77

ARTICLE VIII   Miscellaneous........................................         79

      Section 8.1       Termination.................................         79
      Section 8.2       Effect of Termination.......................         80
      Section 8.3       Severability................................         80
      Section 8.4       Entire Agreement............................         80
      Section 8.5       Counterparts................................         81
      Section 8.6       Notices.....................................         81
      Section 8.7       Amendments..................................         83
      Section 8.8       Cooperation.................................         83
      Section 8.9       Successors and Assigns......................         84
      Section 8.10      Survival Periods............................         84
      Section 8.11      Governing Law; Choice of Forum..............         85
      Section 8.12      Headings....................................         85
      Section 8.13      No Third-Party Beneficiaries................         85

      Exhibit A      Company Shares and Consideration
      Exhibit B      Non-Negotiable Subordinated Promissory Note
      Exhibit C      Certain Percentages
      Exhibit D      Opinions of Sellers' Counsel
        Exhibit D-1     Matters to be covered by Opinion of
                        Counsel to Bajaj, the Bajaj Trust and the Company
        Exhibit D-2     Matters to be covered by Opinion of
                        Counsel to the Goldman/Omega Stockholders
      Exhibit E      Termination Agreement
      Exhibit F      Stockholder Release
      Exhibit G      Registration Rights Agreement
      Exhibit H      Noncompetition Agreement
      Exhibit I      Consulting Agreement
      Exhibit J      Spousal Release
      Exhibit K      Matters to be covered by Opinion of Counsel to Wang


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                            STOCK PURCHASE AGREEMENT
                            ------------------------

               THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 24, 1996, is entered into by and among Wang Laboratories, Inc., a Delaware corporation ("Wang"), and the other stockholders signatories hereto. Capitalized terms not otherwise defined herein have the meanings set forth in Article I.

               WHEREAS, the Sellers own all of the issued and outstanding shares of Company Common Stock, Company Series A Stock and Company Series C Stock;

               WHEREAS, Wang desires to purchase from the Sellers, and the Sellers desire to sell to Wang, all of the issued and outstanding shares of Company Common Stock, Company Series A Stock and Company Series C Stock; and

               WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is entering into an Employment Agreement, dated as of the date hereof (the "Employment Agreement"), with Ken Bajaj.

               NOW, THEREFORE, upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                               Certain Definitions
                               -------------------

            As used in this Agreement each of the following terms shall have the following respective meanings.

            "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.



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            "Bajaj" means Kaval Bajaj.

            "Bajaj Notes" shall have the meaning specified in Section 3.8(b).

            "Bajaj Trust" shall mean the Kavelle Bajaj Charitable Remainder Unitrust, Agreement dated July 19, 1996.

            "1996 Budget" shall mean the Company's 1996 capital budget and operating budget attached as Exhibit A to the Securityholders' Agreement.

            "Bylaws" shall mean the Bylaws of the Company as in effect from time to time.

            "Charter" shall mean the Articles of Incorporation of the Company as in effect from time to time.

            "Closing" shall have the meaning specified in Section 2.2(a).

            "Closing Agreement" shall have the meaning specified in Section 3.9(i).

            "Closing Date" shall have the meaning specified in Section 2.2(a).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the Securities and Exchange Commission.

            "Company" shall mean I-NET, Inc., a Maryland corporation.

            "Company Balance Sheet" shall have the meaning specified in Section 3.6(a).

            "Company Class E Stock" shall mean the Class E Common Stock, par value $.0002 per share, of the Company.

            "Company Common Stock" shall mean the Common Stock, par value $.0002 per share, of the Company





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(excluding, except as otherwise specified herein, the Company Class E Stock).

            "Company Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company, taken as a whole, (ii) the ability of the Company to take (or, where applicable, refrain from taking) in any material respect any action contemplated to be taken (or, where applicable, to not be taken) by it under or with respect to, or in connection with the consummation of the transactions contemplated by, this Agreement or (iii) the ability of the Company to conduct its businesses and to own or lease its properties and assets in substantially the same manner in which such businesses were previously conducted and such assets and properties were previously owned or leased, excluding any effects resulting from the loss of the Company's eligibility to be awarded or to perform Contracts or Contract options of the type or under the programs described in Section 3.14(a)(xi).

            "Company Preferred Stock" shall mean the Preferred Stock, par value $.001 per share, of the Company.

            "Company Series A Stock" shall mean the Series A Convertible Participating Preferred Stock, par value $.001 per share, of the Company.

            "Company Series B Stock" shall mean the Series B Convertible Participating Preferred Stock par value $.001 per share, of the Company.

            "Company Series C Stock" shall mean the Series C Convertible Participating Preferred Stock, par value $.001 per share, of the Company.

            "Company Shares" shall mean shares of Company Common Stock, Company Series A Stock or Company Series C Stock.

            "Company Subsidiaries" shall have the meaning specified in Section 3.4(d).


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            "Confidentiality Agreement" shall mean the Non-Disclosure Agreement dated February 20, 1996 between the Company and Wang.

            "Consents" shall have the meaning specified in Section 3.15(b).

            "Contract" shall mean any written or, unless otherwise specified, oral contract, license, agreement, instrument, commitment or other binding arrangement.

            "Employment Agreement" shall have the meaning specified in the preamble.

            "Environmental Laws" shall mean any and all United States federal, state, local and foreign laws, rules or regulations and any orders or decrees, in each case as now in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Everett Settlement Agreement" shall have the meaning specified in
Section 3.22(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Final Determination" shall mean the final resolution of the liability for any Tax Item for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS with respect to United States federal taxes, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency for any Tax Item shall not constitute a Final Determination for such Tax Item; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final



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and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, with respect to federal Taxes, or comparable agreements as to other Taxes under the laws of other jurisdictions;
(iv) by an allowance of a refund or credit in respect of any overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

            "Financial Statements" shall have the meaning specified in Section 3.6(b).

            "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

            "Goldman Stockholders" shall mean GS Capital Partners, L.P., Bridge Street Fund 1994, L.P. and Stone Street Fund 1994, L.P., each a Delaware limited partnership.

            "Goldman/Omega Stockholders" shall mean the Goldman Stockholders and the Omega Stockholders.

            "Hazardous Materials" shall mean, collectively, (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, (b) any chemicals or other materials or substances that are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Environmental Law.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Intellectual Property" shall mean all patents and patent rights, trademarks and trademark rights, trade



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names and trade name rights, service marks and service mark rights, trade dress, business and product names, logos, slogans, brand names, copyrights and copyright rights, trade secrets, industrial models, designs, methodologies, inventions, processes, formulae, computer programs and databases (including all object and source codes) and related documentation, technical information, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, together with all licenses and goodwill related to the foregoing.

            "IRS" shall mean the Internal Revenue Service.

            "KESOP" means the I-NET, Inc. Key Employee Stock Option Plan, as in effect on the date hereof.

            "Lamb Settlement Agreement" shall have the meaning ascribed to it in
Section 3.22(b).

            "Licenses" shall have the meaning specified in Section 3.15(a).

            "Lien" shall mean any lien, claim, charge, pledge, security interest, mortgage or other legal or equitable interest or encumbrance.

            "Loss" and "Losses" shall have the meaning specified in Section 6.1(a).

            "New Incentive Options" shall have the meaning specified in Section 5.12(b).

            "New KESOP Options" shall have the meaning specified in Section 5.12(a).

            "Note" shall have the meaning specified in Section 2.3.

            "Old Incentive Options" shall have the meaning specified in Section 5.12(b).

            "Old KESOP Options" shall have the meaning specified in Section 5.12(a).


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


            "Omega Stockholders" shall mean Omega Institutional Partners, L.P. and Omega Capital Partners, L.P., each a Delaware limited partnership.

            "Option" shall have the meaning specified in Section 3.7(o).

            "Ordinary Course Contract" means a Contract between the Company or any of the Company Subsidiaries and any customer of the Company or such subsidiary relating to the provision of goods or services by the Company or such subsidiary to or on behalf of such customer.

            "PBGC" shall have the meaning specified in Section 3.11(h).

            "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

            "Plans" shall have the meaning specified in Section 3.11(a).

            "Pre-Closing Company Books and Records" shall have the meaning specified in Section 5.2(b)(i).

            "Pre-Closing Date Period" shall have the meaning specified in
Section 6.1(c).

            "1994 Purchase Agreement" shall mean the Stock and Note Purchase Agreement, dated as of August 10, 1994, by and among the Company, Bajaj, GS Capital Partners, L.P., Omega Capital Partners, L.P. and Omega Institutional Partners, L.P.

            "1996 Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of April 15, 1996, by and among the Company, Wang, the Goldman Stockholders and the Omega Stockholders.

            "1996 Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of April 15, 1996, by and among the Company, Bajaj, Wang, the Goldman Stockholders and the Omega Stockholders.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

            "Reorganization Plan" shall have the meaning specified in Section 4.3(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securityholders' Agreement" shall mean the Securityholders' Agreement, dated as of April 15, 1996, by and among the Company, Bajaj, Wang, the Goldman Stockholders and the Omega Stockholders.

            "Seller Indemnified Persons" shall have the meaning specified in
Section 6.2(a).

            "Sellers" shall mean Bajaj, the Bajaj Trust, the Goldman Stockholders and the Omega Stockholders.

            "Severance Protection Agreement" shall have the meaning specified in
Section 5.11(a).

            "Stock Incentive Plan" shall mean the Amended and Restated I-NET, Inc. 1996 Stock Incentive Plan, as in effect on the date hereof.

            "Straddle Period" shall have the meaning specified in Section
6.1(d).

            "Tax Item" shall mean any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

            "Tax Loss" shall have the meaning specified in Section 6.1(c).

            "Tax Returns" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

            "Tax Ruling" shall have the meaning specified in Section 3.9(i).

            "Taxes" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any governmental entity.

            "Wang" shall have the meaning specified in the preamble.

            "Wang Common Stock" shall mean the Common Stock, par value $0.01 per share, of Wang.

            "Wang Indemnified Persons" shall have the meaning specified in
Section 6.1(a).

            "Wang Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of Wang, taken as a whole, (ii) the ability of Wang to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement or (iii) the ability of Wang to conduct its businesses and to own or lease its properties and assets in substantially the same manner in which such businesses were previously conducted and such assets and properties were previously owned or leased.

            "Wang Preferred Stock" shall mean the Preferred Stock, par value $0.01 per share, of Wang.

            "Wang Reports" shall have the meaning specified in Section 4.6(a).

            "Wang Series A Stock" shall mean the 4 1/2% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of Wang.




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


            "Wang Series B Stock" shall mean the 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of Wang.

            "Wang Subsidiaries" shall have the meaning specified in Section 4.3(b).

            "WARN Act" shall have the meaning specified in Section 3.17(c).


                                   ARTICLE II

                          Purchases and Sales; Closing
                          ----------------------------

            Section 2.1 PURCHASES AND SALES. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions set forth herein, each Seller shall sell to Wang at the Closing, and Wang shall purchase from each Seller at the Closing, the number and type of Company Shares set forth under the heading "Company Shares" opposite such Seller's name on Exhibit A hereto for the consideration set forth under the heading "Consideration" opposite such Seller's name on Exhibit A hereto.

            Section 2.2 TIME AND PLACE OF CLOSING. (a) The closing of the purchases and sales contemplated by Section 2.1 (the "Closing") shall take place on August 30, 1996 at 10:00 A.M., local time; PROVIDED, HOWEVER, that if all of the conditions set forth in Article VII shall not have been satisfied or waived on or prior to such date, then the Closing shall take place on such later date as may be agreed upon by the parties hereto, which shall in no event be later than the fifth business day following satisfaction or waiver of such conditions (the "Closing Date").

                  (b) The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston, Massachusetts or at such other place as the parties may agree upon in writing.

            Section 2.3 CLOSING DELIVERIES. (a) At the Closing, (i) each Seller shall deliver to Wang certificates representing the number and type of Company



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


Shares set forth under the heading "Company Shares" opposite such Seller's name on Exhibit A hereto, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and (ii) Wang shall (x) subject to Bajaj's right of request provided for in Section 2.3(b) and to Section 5.10(a), deliver to each Seller an amount in cash equal to the amount set forth under the heading "Cash Consideration" opposite such Seller's name on Exhibit A hereto by wire transfer of immediately available funds to an account designated by such Seller, which account shall be designated by such Seller in writing at least two business days prior to the Closing Date, and (y) deliver to each Seller a Non-Negotiable Subordinated Promissory Note, substantially in the form of Exhibit B hereto (individually, a "Note" and collectively, the "Notes"), in a principal amount equal to the amount set forth under the heading "Principal Amount of Note" opposite such Seller's name on Exhibit A hereto.

                  (b) Bajaj may request, by notice to Wang not later than 20 business days prior to the Closing Date, that, at the Closing and in lieu of delivering up to $30,000,000 of the amount in cash otherwise contemplated to be delivered to her pursuant to Section 2.3(a)(ii)(x), Wang deliver to her one or more non-negotiable (except as provided below) subordinated promissory notes each of which will: (i) have a floating rate of interest equal to Wang's rate of return on its cash, adjusted to reflect all costs of carry of such non-negotiable subordinated promissory notes (including, without limitation, the costs of the irrevocable standby letter of credit referred to below and any adverse earnings or cash flow effect of such non-negotiable subordinated promissory notes) such that such non-negotiable promissory notes are financially (including, without limitation, from an earnings and cash flow point of view) neutral to Wang; (ii) have a maturity date of January 2, 1998; (iii) be secured by an irrevocable standby letter of credit; (iv) be pledgeable to a commercial bank; and (v) have such other terms and conditions substantially similar to the Notes as Bajaj and Wang shall mutually agree. If Bajaj so requests, Wang shall, provided that Bajaj and her representatives cooperate fully, use its commercially reasonable best efforts to accommodate Bajaj's request, including with respect to minimizing the costs of carry of such non-negotiable subordinated promissory notes.

                                   ARTICLE III

                  Representations and Warranties of the Sellers
                  ---------------------------------------------

            Bajaj and the Bajaj Trust hereby represent and warrant, jointly and severally, to Wang with respect to Sections 3.1(a), 3.2(a) and 3.5(b), each Goldman/Omega Stockholder hereby represents and warrants, individually and not jointly, to Wang with respect to Sections 3.1(b), 3.2(b) and 3.5(c), and each of the Sellers hereby represents and warrants, severally and not jointly, to Wang with respect to Sections 3.1(c), 3.3, 3.4, 3.5(a) and 3.6 through 3.26 as follows:

            Section 3.1 AUTHORITY; ORGANIZATION; VALID AND BINDING. (a) Bajaj has full power and authority and is legally competent to execute and deliver, and has duly and validly executed, this Agreement. The Bajaj Trust is a valid trust created under the laws of the State of Maryland and Bajaj and Ken Bajaj, as trustees of the Bajaj Trust, have full power and authority under the Bajaj Trust to execute and deliver this Agreement. This Agreement constitutes a valid and legally binding obligation of each of Bajaj and the Bajaj Trust enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles. Bajaj, the Bajaj Trust and the Company have consulted with and been advised and represented by Goldman Sachs and Co. as their financial advisor and Fried, Frank, Harris, Shriver & Jacobson, Tucker, Flyer & Lewis, Jenner & Block and, as to the Company, the General Counsel of the Company as their legal advisors in connection with the transactions contemplated by this Agreement and each of Bajaj and the Bajaj Trust believes the advice Bajaj, the Bajaj Trust and the Company have received is sound based upon due inquiry.

                  (b) Such Goldman/Omega Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Goldman/Omega Stockholder has full partnership power and authority to own property and to carry on its business as it is now being conducted and to execute and deliver this Agreement. Such Goldman/Omega Stockholder is duly authorized to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this Agreement and has duly and validly executed and delivered this Agreement. This Agreement is a valid and legally binding agreement of such Goldman/Omega Stockholder, enforceable against such Goldman/Omega Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles.

                  (c) The transactions contemplated by this Agreement have been unanimously approved by the Company's Board of Directors, and such approval constitutes advance approval within the meaning of Section 3(a)(3)(ii) of any Severance Protection Agreement listed on Schedule 3.1(c).

            Section 3.2 TITLE TO SHARES. (a) Each of Bajaj and the Bajaj Trust has, and upon consummation of the transactions contemplated by this Agreement, Wang will acquire, good, valid and marketable title to the number and type of Company Shares set forth under the heading "Company Shares" opposite their respective names on Exhibit A hereto, free and clear of all Liens.

                  (b) Each Goldman/Omega Stockholder has, and upon consummation of the transactions contemplated by this Agreement, Wang will acquire, good, valid and marketable title to the number and type of Company Shares set forth under the heading "Company Shares" opposite such Goldman/Omega Stockholder's name on Exhibit A hereto, free and clear of all Liens.

            Section 3.3 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to own its properties and to carry on its businesses as they are now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in those jurisdictions specified in Schedule 3.3, which are the only jurisdictions in which the failure so to qualify would have a Company Material Adverse Effect. The Company has furnished to Wang true and correct copies of the Charter and the Bylaws, each as in effect on the date of this Agreement.

            Section 3.4 CAPITALIZATION; SUBSIDIARIES. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of, and as of the Closing Date the authorized capital stock of the Company will consist of,
(i) 2,250,000 shares of Company Preferred Stock, of which 1,000,000, 1,000,000 and 250,000 are designated as Company Series A Stock, Company Series B Stock, and Company Series C Stock, respectively, and (ii) 15,000,000 shares of Company Common Stock (including Company Class E Stock), of which 500,000 are designated Common Class E Stock. As of the date of this Agreement, (i) 303,273, 243,000 and 172,850 shares of Company Series A Stock, Company Series B Stock and Company Series C Stock were issued and outstanding, respectively, and no shares of Company Preferred Stock were held in the treasury of the Company, (ii) 4,795,910 shares of Company Common Stock were issued and outstanding, and no shares of Company Common Stock were held in the treasury of the Company and (iii) no shares of Company Class E Stock were issued and outstanding or held in the treasury of the Company. All of the issued and outstanding shares of Company Series A Stock, Company Series B Stock, Company Series C Stock and Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.4(a), free of preemptive rights. All the outstanding shares of capital stock of each of the Company Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of each of the Company Subsidiaries are owned by the Company either directly or through wholly-owned Company Subsidiaries (except for directors' qualifying shares or as set forth in Schedule 3.4(a)).

                  (b) Except as set forth in Schedule 3.4(b), there are not as of the date hereof and will not be at any time through the Closing, any outstanding subscriptions, options, warrants, calls, rights, agreements, commitments, understandings or arrangements relating to the issuance, sale, delivery, transfer or redemption of any capital stock of the Company or any of the Company Subsidiaries (including any rights of conversion or exchange under any outstanding securities or other instruments).

                  (c) Except as set forth in Schedule 3.4(c), other than this Agreement, the Securityholders' Agreement, the 1996 Registration Rights Agreement, the 1994 Purchase Agreement and the 1996 Purchase Agreement, there are no agreements, arrangements or understandings of the Company or any Seller or, to the knowledge of the Sellers and the Company, of Ken Bajaj or any officer or director of the Company relating to or otherwise affecting the shares of capital stock of the Company or the holders of such shares in their capacity as such or providing for registration or similar rights with respect to securities of the Company.

                  (d) Except as set forth in Schedule 3.4(d), there are no subsidiaries of the Company. Each of the subsidiaries of the Company listed on
Schedule 3.4(d) (the "Company Subsidiaries") is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its properties and to carry on its businesses as they are now being conducted. Each of the Company Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in those jurisdictions specified in Schedule 3.4(d), which are the only jurisdictions in which the failure so to qualify would have a Company Material Adverse Effect.

            Section 3.5 CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. (a) Except as set forth in Schedule 3.5(a) (and assuming the Consents set forth on Schedule 3.15(b) have been duly made, given or obtained), none of (i) the execution and delivery of this Agreement by the Sellers (or any of them), (ii) the fulfillment of or compliance with the terms and provisions of this Agreement by the Sellers (or any of them) or (iii) the consummation of any of the transactions contemplated by this Agreement by the Sellers (or any of them), will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the loss of any right or benefit under or result in any violation of (in each case with or without the giving of notice or the passage of time or both), the Charter or Bylaws or any mortgage, Contract, License, order, arbitration award, judgment, decree, statute, law, rule or regulation to which the Company is a party or it or any of its property is subject, except for such conflicts, breaches, rights of termination, defaults, losses or rights or benefits, or violations which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The execution, delivery and performance of this Agreement by Bajaj and the Bajaj Trust will not violate, in the case of the Bajaj Trust, the trust agreement establishing the Bajaj Trust, and in either case, any material mortgage, Contract, order, arbitration award, judgment, decree, statute, law, rule or regulation to which Bajaj or the Bajaj Trust is a party or she or it or any of her or its property is subject, except where such violation would not have a material adverse effect on the ability of Bajaj or the Bajaj Trust to perform in any material respect her or its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement.

                  (c) The execution, delivery and performance of this Agreement by such Goldman/Omega Stockholder will not violate any provision of its Certificate of Limited Partnership or Agreement of Limited Partnership or any mortgage, Contract, order, arbitration award, judgment, decree, statute, law, rule or regulation to which it is a party or it or any of its property is subject, except where such violation would not have a material adverse effect on the ability of such Goldman/Omega Stockholder to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement.

            Section 3.6 FINANCIAL STATEMENTS; BOOKS AND RECORDS; INVENTORIES; ACCOUNTS RECEIVABLE. (a) The Company has previously delivered to Wang true and complete copies of (i) its audited consolidated balance sheets as of December 31, 1993, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows and notes to consolidated financial statements for each of the years then ended, along with the report of the Company's independent auditors, KPMG Peat Marwick LLP, on such statements for each of those years and (ii) its unaudited consolidated balance sheets as of March 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows of the period then ended. (Such balance sheet as of December 31, 1995, the "Company Balance Sheet").

                  (b) Except as set forth in Schedule 3.6(b), the financial statements identified in Section 3.6(a) (the "Financial Statements") present fairly the financial position, results of operations, stockholders' equity and cash flows of the Company as of their respective dates or for the periods ended on such dates, as applicable, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount, and have been prepared in accordance with GAAP.

                  (c) The books and records of the Company have, in all material respects, been maintained in a manner adequate to permit the preparation of Financial Statements in accordance with GAAP. The minute books and other similar records of the Company as made available to Wang prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Wang prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

                  (d) The inventories reflected on the Company Balance Sheet and all such inventory acquired since December 31, 1995 are (i) in the case of finished goods and products, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventory, of a quality and quantity usable in the ordinary course of business, (ii) fit and sufficient for the purposes for which they were procured or manufactured, (iii) valued at the lower of cost or market not in excess of the valuations of inventories computed in accordance with GAAP and (iv) taking into account any customary amounts of obsolete inventory consistent with past practice, expected to be sold in the ordinary course of business at the amounts reflected on the Company Balance Sheet (or in the case of inventory acquired since December 31, 1995 at the amounts reflected on the

Company's books and records). Except as disclosed in the notes to the Financial Statements, all items included in the inventory of the Company are the property of the Company, free and clear of any Liens (other than Liens arising by operation of law), have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any governmental authority.

                  (e) The receivables (whether billed or unbilled) of the Company reflected on the Company Balance Sheet and all receivables (whether billed or unbilled) arising or recorded by the Company on its books and records subsequent to December 31, 1995, (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are not subject to valid set-offs or counterclaims, (iii) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis and are not subject to any other repurchase or return arrangement and (iv) are not the subject of any lawsuit, action or proceeding brought by or on behalf of the Company or the obligor thereunder. The unbilled receivables of the Company reflected on the Company Balance Sheet and all unbilled receivables recorded by the Company on its books and records subsequent to December 31, 1995 attributable to revenues on fixed price Contracts recognized on the percentage of completion method reflect the Company's good faith determination, as of the time such revenue was recognized, of the total estimated costs of the Company's performance of each such Contract, and the Company's good faith determination, as of the date hereof and as of the Closing Date, of the total estimated costs of the Company's performance of each such Contract is unchanged from the estimate made at the time such revenue was recognized. Except as set forth in
Schedule 3.6(e), the receivables (whether billed or unbilled) of the Company reflected on the Company Balance Sheet and all receivables (whether billed or unbilled) recorded by the Company on its books and records subsequent to December 31, 1995 are collectible in the ordinary course of business (not exceeding 180 days from the date of billing), net of reserves, in the case of receivables reflected on the Company Balance Sheet, reflected in the Company Balance Sheet or, in the case of receivables recorded subsequent to December 31, 1995 by the Company on its books and records, established in the ordinary course of business consistent with the reserve policies applied to the Company Balance Sheet.

            Section 3.7  CHANGES SINCE DECEMBER 31, 1995. Except as set forth in
Schedule 3.7, since December 31, 1995, there has not been:

                  (a) any change, event or, occurrence (or, to the knowledge of the Sellers and the Company, any threat thereof) which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Company Material Adverse Effect, excluding any changes, events or effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industry in which the Company is involved;

                  (b) any material decrease in the total assets or any material decrease in net worth of the Company from the amounts reflected on the Company Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect as of the date of the Company Balance Sheet;

                  (c) any material change in the nature of the Company's business, pricing, financial reporting or credit practice or policy, methods of accounting or accounting practice (including methods of tax accounting), or manner of conducting business;

                  (d) any damage, destruction or other casualty loss (whether or not covered by insurance) in an amount in excess of $100,000;

                  (e) any change in the terms of employment with any officer or other employee of the Company with an annual base salary of $100,000 or more, or any bonus paid or any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee of the Company over the levels in effect at December 31, 1995, other than normal bonuses and merit increases paid or made in accordance with past practices and other changes made in the ordinary course of business, or any adoption, entering into or becoming bound by any Plan, employment-related contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Plan, employment-related contract or collective bargaining agreement, except to the extent required by applicable law;

                  (f) any acquisition or disposition by the Company of, or incurrence of any Lien (other than Liens which arise by operation of law) on, any asset or group of assets, other than in the ordinary course of business, which had a fair market value or net book value at the time of its acquisition or disposition of $500,000 or more;

                  (g) any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company or any declaration, setting aside or payment of any dividend or other distribution on or in respect of any shares of capital stock of the Company;

                  (h) (i) any incurrence by the Company of indebtedness (other than indebtedness to vendors, suppliers and subcontractors incurred in the ordinary course of business consistent with past practice) in an aggregate principal amount exceeding $1,000,000 (net of any amounts discharged during such period), or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any indebtedness of or owing to the Company;

                  (i) any write-off or write-down of or any determination to write off or write down any of the assets of the Company (including, without limitation, receivables, by the establishment of reserves or otherwise) in an aggregate amount exceeding $100,000;

                  (j) any amendment, modification, termination (partial or complete) (other than any termination upon the expiration of the terms thereof in accordance with the terms thereof) of, or waiver or Consent granted or given under or with respect to, any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Schedule 3.14(a)(x) or (a)(xii) pursuant to Section 3.14(a)(x) or (a)(xii) or any material License held by the Company, which amendment, modification, termination, waiver or Consent has had or could reasonably be expected to have a material adverse impact on the Company's rights or obligations under or with respect to such Contract or License;

                  (k) capital expenditures or commitments therefor by the Company in an aggregate amount exceeding $500,000 not contemplated in the 1996 Budget;

                  (l) any transaction by the Company with Bajaj, any Affiliate or Associate of Bajaj or any Associate of any such Affiliate (i) outside the ordinary course of business or (ii) other than on an arm's-length basis;

                  (m) any entering into by the Company of any operating lease that involves the payment or potential payment of more than $150,000 annually by the Company;

                  (n) any other material transaction entered into by the Company not disclosed in any other schedule to this Agreement, other than in the ordinary course consistent with past practice;

                  (o) except as set forth on Schedule 3.7(o), any action by or on behalf of the Company's Board of Directors or any Committee thereof or any event or occurrence which has resulted, or could result, in the acceleration of the vesting or exercisability of, or the modification of any other term or condition applicable to, any option to purchase any shares of capital stock of the Company ("Option") granted under the KESOP or the Stock Incentive Plan; or

                  (p) any entering into by the Company of a Contract or commitment to do or engage in any of the foregoing after the date hereof.

            Section 3.8 LIABILITIES. (a) Except as disclosed in Schedule 3.8(a), the Company has no obligations or liabilities, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, choate or inchoate, secured or unsecured, other than (i) obligations or liabilities disclosed or provided for in the Financial Statements; and (ii) obligations or liabilities incurred in the ordinary course of business which, either individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Schedule 3.8(b) sets forth the principal outstanding (and the interest due thereon) under the Amended and Restated Floating Rate Subordinated Unsecured Note, dated April 15, 1996, made by the Company and payable to Bajaj and the Amended and Restated Floating Rate Subordinated Unsecured Note, dated April 15, 1996, made by the Company and payable to Bajaj (the "Bajaj Notes"), as of the date hereof.

            Section 3.9 TAXES. (a) Except as set forth in Schedule 3.9(a), (i) the Company has filed all Tax Returns (or such Tax Returns have been filed on behalf of the Company) required to be filed by applicable law as of the date hereof and the Company will timely file all Tax Returns (or such Tax Returns will be filed on behalf of the Company) required to be filed by applicable law as of the Closing Date, (ii) all Tax Returns filed by (or on behalf of) the Company are (and, as to such Tax Returns for taxable years ending on or before or including the Closing Date and not filed as of the date hereof, will be) true, complete and correct in all material respects, and (iii) (x) the Company has paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Company for the periods covered by such Tax Returns or (y) such Taxes are being contested in good faith and in a timely manner and the Company has duly and fully provided reserves adequate to pay all such Taxes in accordance with GAAP.

                  (b) Except as set forth in Schedule 3.9(b), the unpaid Taxes of the Company (A) did not, as of the date of the Company Balance Sheet, exceed the reserve for Taxes set forth on the face of the Company Balance Sheet and (B) will not, as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.

                  (c) Except as set forth in Schedule 3.9(c), the Company has complied (and until the Closing Date will comply) in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through

1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (d) Except as set forth in Schedule 3.9(d), the Company has not requested (and there has not been requested on its behalf) any extension of time within which to file any Tax Return.

                  (e) Except as set forth in Schedule 3.9(e), the Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns, nor have any waivers or consents been executed on its behalf.

                  (f) There are no material liens for Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable.

                  (g) Except as set forth in Schedule 3.9(g), (i) the statute of limitations for the assessment of all Taxes has expired for all income Tax Returns of the Company or those income Tax Returns have been examined by the appropriate taxing authorities for all periods through 1995, (ii) no deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company that has not been resolved and paid in full, and (iii) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company.

                  (h) Except as set forth in Schedule 3.9(h), no power of attorney currently in force has been granted by the Company concerning any Tax matter.

                  (i) Except as set forth in Schedule 3.9(i), the Company has not received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. For purposes hereof, "Tax Ruling" shall mean a written ruling of a taxing authority relating to Taxes and "Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  (j) No property of the Company is property that the Company is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

                  (k) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company and the IRS has not proposed an adjustment or change in accounting method.

                  (l) Except as provided in Schedule 3.9(l), the Company is not a party to any agreement, contract, or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.


            Section 3.10 LITIGATION; ORDERS. Except as set forth in Schedule 3.10, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Sellers and the Company, threatened against any Seller or the Company or otherwise involving any Seller or the Company which (a) could reasonably be expected to result in the issuance of an order, judgment, injunction or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or (b) if adversely determined, could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.10, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against any Seller or the Company or against or effecting any of the Company's properties or businesses which has had or could reasonably be expected to have a Company Material Adverse Effect.

            Section 3.11 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.11(a) contains a true and complete list of all plans, programs, agreements or arrangements relating to deferred compensation, pension, profit sharing, money purchase or other retirement benefits, stock purchase, stock grant, stock option, stock appreciation rights, and other equity-based compensation or benefits, salary, bonus, commission, incentive, severance, parachute or change in control payments or benefits, health and welfare benefits, life, disability or other insurance benefits, layoff or unemployment benefits, or any other employee benefits or fringe benefits maintained or contributed to by the Company, or under which the Company has any liabilities or obligations including, but not limited, to any employee benefit plan within the meaning of Section 3(3) of ERISA (collectively referred to as the "Plans"). For purposes of this Section 3.11, references to the Company include any entity affiliated with the Company under Sections 414(b), (c) or (m) of the Code or Section 4001(b) of ERISA (excluding any foreign affiliate of the Company). The Company is not required to contribute to, and has no material liability under or with respect to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                  (b) Except as set forth in Schedule 3.11(b), all material obligations of the Company existing on or prior to the date hereof, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any governmental agency or to or in respect of any Plan have been paid, or adequate accruals for such payments have been made by the Company on its books of account.

                  (c) Except as set forth in Schedule 3.11(c), each Plan has been administered and operated in all material respects in accordance with its terms and applicable law. Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and each related trust is exempt from tax under Section 501(a) of the Code. Except for required contributions, benefit accruals, and administrative expenses, or as set forth in
Schedule 3.11(c), no material liability under ERISA or the Code or the terms of a Plan has been incurred or, based upon existing facts, may reasonably be expected to be incurred by the Company with respect to any Plan except for any such liabilities that have been fully settled and discharged. None of the Plans, nor any trust created thereunder, has engaged in any non-exempt material "prohibited transaction" as such term is defined in Section 4975 of the Code and Section 406 of ERISA, which involves the Company.

                  (d) Each of the Plans is, and in administering each of the Plans, the Company is, in material compliance with all applicable laws including, without limitation, ERISA and the Code. The Company has not incurred any material liability under Title IV of ERISA, Section 412 of the Code or
Section 302 of ERISA, and, to the knowledge of the Sellers and the Company, there exist no facts, conditions or circumstances which would make it reasonable to anticipate that the Company will incur any such liability.

                  (e) The projected benefit obligation, within the meaning of Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board, under each Plan which is subject to Title IV of ERISA, determined as of each such Plan's latest valuation date on the basis of actuarial assumptions used under each such Plan as of the most recent actuarial valuation date for such Plan does not exceed the then current value of all of the assets of such Plan.

                  (f) Except as set forth in Schedule 3.11(f), all reports relating to the Plans required to be filed with or furnished to any governmental body, agency or court, Plan participants or beneficiaries prior to the date hereof have been timely filed or furnished in accordance with applicable law.

                  (g) There are no actions, suits or claims pending (other than routine claims for benefits), or, to the knowledge of the Sellers and the Company, threatened against any of the Plans or against the assets of any of such Plans or otherwise involving any Plan.

                  (h) The Company (i) has not experienced any reportable event within the meaning of ERISA or other event or condition which presents a material risk of the termination of any pension Plan by the Pension Benefit Guaranty Corporation ("PBGC"), (ii) has not had any Tax imposed on it by the IRS for any violation under Section 4975 of the Code and (iii) has not engaged in any transaction which could reasonably be expected to subject the Company or any Plan to any liability for any Tax under Section 4975 of the Code.

                  (i) To the knowledge of the Sellers and the Company, there is no matter involving any Plan maintained or established for employees of the Company which is pending before the IRS, the Department of Labor or any other governmental agency or court.

                  (j) As to any Plan subject to Title IV of ERISA, (i) there has been no reportable event within the meaning of Section 4043 of ERISA, (ii) no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, (iii) no proceeding has been instituted under Section 4042 of ERISA to terminate any Plan and (iv) no liability to the PBGC has been incurred (other than PBGC insurance premiums). As to any Plan intended to be qualified under
Section 401 of the Code, to the knowledge of the Sellers and the Company, there has been no termination or partial termination of any such Plan within the meaning of Section 411(d)(3) of the Code.

                  (k) To the knowledge of the Sellers and the Company, no act, omission or transaction has occurred which could reasonably be expected to result in imposition on the Company of (i) a breach of fiduciary duty liability under Section 409 of ERISA or (ii) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA.

                  (l) Each Plan which is a "welfare plan" (as defined in Section
(3)(1) of ERISA) is either (i) unfunded or (ii) funded through insurance contracts.

                  (m) Except as set forth in Schedule 3.11(m), the Company does not provide medical or life insurance benefits to or in respect of employees beyond the date of retirement or other termination of employment, other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law, nor does it have any current or projected liability for any unfunded post-retirement medical or life insurance benefits in respect of any employee or former employee.

                  (n) Except as set forth in Schedule 3.11(n), no Plan (including any agreement with any employee or former employee) provides for benefits by reason of severance or change in control. Except as and to the extent set forth on Schedule 3.11(n), the consummation of the transactions contemplated under this Agreement will not cause the payment, acceleration, vesting, funding or increase in the amount of any compensation, benefit or other entitlement with respect to any employee of the Company under any Plan.

                  (o) No employer securities or other employer property is included in the assets of any Plan.

                  (p) Except as set forth in Schedule 3.11(p), the Company is not a party to any written or oral deferred or incentive compensation, employment, severance, consulting or other similar contract, arrangement or policy or labor contracts or collective bargaining agreements relating to its employees that would result in any Company Material Adverse Effect or a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company's outsourcing business, taken separately.

                  (q) No awards other than Options have been granted under the KESOP or the Stock Incentive Plan. Except as set forth on Schedule 3.11(q), all Options granted under the KESOP or the Stock Incentive Plan have been granted pursuant to agreements substantially in the form of the stock option agreements for the KESOP and the Stock Incentive Plan, respectively, set forth on Schedule 3.11(q).

            Section 3.12 PROPERTIES. (a) Except as set forth in Schedule 3.12(a), the Company has good, valid and marketable title to the assets reflected in the Company Balance Sheet, free and clear of any Liens except (i) Liens for Taxes not yet due or being contested in good faith, for which appropriate and adequate reserves have been provided, (ii) minor imperfections of title or encumbrances, if any, which do not materially detract from the value or interfere with the use of such assets for the purposes for which they are presently used or (iii) Liens constituting purchase money security interests in personal property.

                  (b) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all furniture, machinery, equipment, fixtures and other tangible personal property which are material to the operations of the Company as currently conducted; and such furniture, machinery, equipment, fixtures and other tangible personal property are in good condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they are intended.

                  (c) The Company does not own any real property. Schedule 3.12(c) contains a true and correct list of each parcel of real property leased by the Company and the principal terms of each lease therefor. The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each such parcel of real property for the full term of the lease thereof. Each lease listed in Schedule 3.12(c) is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the knowledge of the Sellers and the Company, of each other Person that is a party thereto, and there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The improvements on the real property identified in Schedule 3.12(c) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Sellers and the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

            Section 3.13 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.13 contains a true and complete list of all (i) copyright registrations and applications, and material unregistered copyrights; (ii) trademark registrations and applications, and material unregistered trademarks, service marks and trade names, (iii) patents and patent applications; and (iv) all material licenses and agreements relating to the foregoing to which the Company is a party, including but not limited to computer software licenses other than for off-the-shelf applications. Except as disclosed in Schedule 3.13, the

Company either has all right, title and interest in and to, free and clear of any Liens or a valid and binding right under written licenses or other documents to use, all Intellectual Property (i) used in or necessary for the conduct of the Company's business as currently conducted or as currently contemplated to be conducted, (ii) used in or necessary to operate the Company's enterprise service centers as currently operated or as currently contemplated to be operated or
(iii) material to the Company's ability to perform through completion of any material Contract. Except as disclosed in Schedule 3.13, (i) all registrations with and applications to governmental or regulatory authorities in respect of Intellectual Property owned by the Company are held in the name of the Company and are valid and in full force and effect and to the best knowledge of the Sellers and the Company, all other Intellectual Property owned by or used by the Company is valid and enforceable, (ii) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or the passage of time or both, would be in default) under any Contract to use such Intellectual Property, (iii) the Company is using all Intellectual Property owned by a third party in accordance in all material respects with the terms and conditions under any Contract to use such Intellectual Property or other arrangement with such third parties, (iv) to the knowledge of the Sellers and the Company, such Intellectual Property is not being infringed by any other Person and (v) the conduct of the business of the Company does not infringe upon the proprietary rights of any other Person. Neither the Company nor any Seller has received written notice that (i) the Company has infringed or is infringing any Intellectual Property of any other Person in connection with the conduct of the business of the Company, or (ii) any of the Intellectual Property is invalid or unenforceable, and no claim is pending, threatened or has been made to such effect that has not been resolved. The consummation of the transactions contemplated herein will not result in the loss or impairment of the Company's rights to own or use any material Intellectual Property.

            Section 3.14 CONTRACTS. (a) Schedule 3.14(a) (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts to which the Company is a party or by which any of its assets and properties is bound:

                  (i) (A) all Contracts (excluding Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, together with the name, position and rate of compensation of each Person party to such a contract and the expiration date of each such contract and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Plans and any such Contracts referred to in clause (A)), involving in the case of either clause (A) or clause (B) an obligation of the Company to make payments in any year to any Person exceeding $100,000 or any group of Persons exceeding $250,000 in the aggregate;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company (except for any teaming agreement or proposal entered into or made in the ordinary course of business);

                  (iii) all partnership, joint venture (except for any teaming agreement or proposal entered into or made in the ordinary course of business), stockholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to or evidencing indebtedness of the Company in excess of $500,000 (other than indebtedness to vendors, suppliers or subcontractors incurred in the ordinary course of business consistent with past practice);

                  (v) all material Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees for or of the Company;

                  (vi) all Contracts relating to (A) any past or future disposition or acquisition of any assets and properties by or to the Company for consideration (including the assumption of liabilities) in excess of $500,000, other than dispositions or acquisitions in the ordinary course of business consistent with past practice or (B) merger consolidation or combination involving the Company or to which the Company is a party;

                  (vii) all Contracts (excluding Plans and Contracts described under Section 3.14(a)(i)) between or among the Company, on the one hand, and Bajaj, any officer, director, Affiliate or Associate of the Company or any Affiliate or Associate of Bajaj or such officer or director, on the other hand;

                  (viii)  all collective bargaining or similar labor Contracts;

                  (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to sell or otherwise issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Lien, to purchase or sell or otherwise dispose of any assets and properties or to change the lines of business in which it participates or engages or to engage in any merger consolidation or combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other quantitative indicia of financial condition;

                  (x) all non-United States Government customer Contracts that can reasonably be expected to generate revenues for the Company in excess of $10,000,000 over the term of such Contract (assuming the exercise of all unexercised options to extend the term of such Contract), provided that this Section 3.14(x) does not constitute a representation as to the amount of revenues that such Contract will generate for the Company;

                  (xi) all Contracts with (A) the United States Government awarded to the Company (x) under or in connection with a total or partial "set aside" for small businesses as described in Subpart 19.5 of the Federal Acquisition Regulation; (y) under or in connection with the program for disadvantaged small business concerns established pursuant to
      Section 8(a) of the Small Business Act, 15 U.S.C. 637(a); or (z) under or in connection with any other statute, regulation, rule, or policy which limited or restricted the contract award to a small business, disadvantaged small business or a minority-owned small business or (B) any government of any of the states constituting the United States of America under or in connection with any statute, regulation, rule, or policy which limited or restricted the contract award to a small business, disadvantaged small business or a minority-owned small business; and

                  (xii) all other Contracts (other than Plans, insurance policies listed in Schedule 3.16, customer Contracts not required to be disclosed pursuant to Section 3.14(a)(x) and Contracts with vendors, suppliers or subcontractors entered into in the ordinary course of business consistent with past practice) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by the Company of more than $100,000 annually or to the Company of more than $1,000,000 annually or (B) cannot be terminated by the Company within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to the Company.

                  (b) Each Contract required to be listed in Schedule 3.14(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the knowledge of the Sellers and the Company, of each other party thereto subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles; and, except as set forth in
Schedule 3.14(b), neither the Company nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with the giving of notice or the passage of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  (c) Except as set forth in Schedule 3.14(c), the Company is not a party to or bound by any Contract (other than an Ordinary Course Contract and whether or not listed or required to be listed on Schedule 3.14(a)) that, individually or in the aggregate with any other similar or related Contracts, has had, or could reasonably be expected to have, a Company Material Adverse Effect.

            Section 3.15 LICENSES; CONSENTS; COMPLIANCE WITH LAWS. (a) Schedule 3.15(a) contains a true and complete list of all governmental licenses, permits, approvals or other authorizations used in and material to the business or operations of the Company ("Licenses") (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. The Company owns or validly holds all Licenses that are material to its business or operations and each License listed in Schedule 3.15(a) is valid, binding and in full force and effect. No proceeding is pending or, to the knowledge of the Sellers and the Company, threatened, seeking the revocation or limitation of any of such Licenses and, to the knowledge of the Sellers and the Company, there is no basis or ground for any such revocation or limitation. No such License will cease to remain in full force and effect in accordance with its terms by reason of the consummation of any of the transactions contemplated by this Agreement.

                  (b) Schedule 3.15(b) contains a list of all registrations, filings, applications, notices, transfers, assignments, consents, approvals, permits, orders, qualifications, waivers, novations and other actions of any kind (collectively, "Consents") required to be made or given to, or obtained from, any Person by any Seller or the Company under the Charter or Bylaws or any mortgage, written Contract involving the payment or potential payment by the Company of more than $500,000 annually or to the Company of more than $500,000 annually, License, order, arbitration award, judgment, decree, statute, law, rule or regulation to which any Seller or the Company is a party or any of their respective property is subject or otherwise in connection with the execution and delivery of this Agreement by the Sellers (or any of them), the fulfillment of or compliance with the terms and provisions of this Agreement by the Sellers (or any of them) or the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them).

                  (c) The businesses of the Company are being and have been conducted in compliance in all material respects with the Charter and Bylaws, and with all applicable laws, statutes, ordinances, rules and regulations of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all Licenses and all applicable court decrees, awards, orders, writs, injunctions, permits and judgments (except for violations, which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or which have been cured).

            Section 3.16 INSURANCE. Schedule 3.16 contains a true and complete list (including the names of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, life, directors' and officers' liability and other insurance policies currently in effect that insure the Company or its business, operations, officers, directors or employees, or affect or relate to the ownership, use or operation of any of the assets and properties of the Company and that (a) have been issued to the Company or (b) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by any of the policies described in clause (a) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Schedule 3.16 is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and are in amounts and have coverages that are reasonable and customary for Persons engaged in businesses and operations comparable to those of the Company and having assets and properties comparable to those of the Company. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section 3.16 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            Section 3.17 EMPLOYEES; LABOR RELATIONS. (a) Schedule 3.17(a) contains a list of the name of each officer and employee of the Company having an annual base salary or wages of at least $100,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date.

                  (b) There is not currently pending or, to the knowledge of the Sellers and the Company, threatened against the Company, nor has there been in the last two years, any labor strike, work slowdown, work stoppage, lockout or other concerted action by any of its employees, their representatives or any labor union. Except as set forth in Schedule 3.17(b), none of the Company's employees are unionized and, to the knowledge of the Sellers and the Company, there is currently no effort to unionize the Company's employees. Except as set forth in Schedule 3.17(b), during the last two years, there have been no pending or, to the knowledge of the Sellers and the Company, threatened (i) unfair labor practice charge against the Company before the National Labor Relations Board or any comparable state, local or foreign agency or (ii) complaints, charges lawsuits or other proceedings against the Company in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging discriminatory, wrongful or tortious conduct in connection with the employment relationship or the termination thereof. The Company is in compliance in all material respects with all applicable labor and employment laws.

                  (c) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.17(c), none of the Company's employees has suffered an "employment loss" (as defined in the WARN
Act) since six (6) months prior to the date of this Agreement.

            Section 3.18 ENVIRONMENTAL MATTERS. The Company has obtained all material environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted. Each of such permits, licenses and authorizations is in full force and effect and the Company is in compliance in all material respects with the terms and conditions thereof, and is also in compliance in all material respects with all applicable Environmental Laws and all judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder. Except as set forth on Schedule 3.18, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Sellers and the Company, no investigation or review is pending or threatened by any governmental or other entity against the Company, with respect to any alleged failure by the Company to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or with respect to any generation, treatment, storage, recycling, transportation, handling, discharge or disposal, or any Release of any Hazardous Materials.

            Section 3.19  RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS. (a)
Schedule 3.19(a) lists (i) the ten (10) largest governmental customers of the Company with respect to which the Company is the prime contractor, determined on the basis of revenues for the Company's 1995 fiscal year, (ii) the ten (10) largest non-governmental customers of the Company (other than non-governmental outsourcing customers referred to in clause (iii)) with respect to which the Company is the prime contractor, determined on the basis of revenues for the Company's 1995 fiscal year, (iii) the ten (10) largest non-governmental outsourcing customers of the Company with respect to which the Company is the prime contractor, determined on the basis of revenues for the Company's 1995 fiscal year, (iv) the ten (10) largest prime contractors for which the Company is serving as subcontractor, determined on the basis of revenues for the Company's 1995 fiscal year and (v) the ten (10) largest suppliers of the Company, on the basis of cost of goods or services purchased (or licensed) for the Company's 1995 fiscal year. Except as disclosed in Schedule 3.19(a) and except in the ordinary course of business and consistent with the Company's past experience or pursuant to any termination upon the expiration of the terms of any Contract with any such customer or supplier in accordance with the terms thereof, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Company since January 1, 1996, or, to the knowledge of the Sellers and the Company, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Schedule 3.19(a), to the knowledge of the Sellers and the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

                  (b) Schedule 3.19(b) lists the largest sources of referral business, determined on the basis of revenues for the Company's 1995 fiscal year. Except as disclosed in Schedule 3.19(b), no such source of referral business has ceased or materially reduced its referral of business to the Company since January 1, 1996 or, to the knowledge of the Sellers and the Company, has threatened to cease or materially reduce its referral of business to the Company after the date hereof.

            Section 3.20 GOVERNMENTAL CONTRACTS. (a) The Company is not, and, except as set forth in Schedule 3.20(a), the execution and delivery of this Agreement by the Sellers (or any of them) and the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them) will not result in any material violation, breach or default of any term or provision of (i) any Contract with the United States Government, (ii) any subcontract issued at any tier under a prime Contract with the United States Government, or
(iii) any bid, proposal or quotation relating to a Contract with the United States Government or a subcontract issued under a Contract with the United States Government. For the purposes of Section 3.14(a)(xi)(A) and this Section 3.20, the term "United States Government" includes all departments and agencies of any branch of the United States Government, all independent agencies or instrumentalities and all non-appropriated fund activities within the United States Government and United States Government corporations. The Company is not, and, except as set forth in Schedule 3.20(a), the execution and delivery of this Agreement by the Sellers (or any of them) and the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them) will not result in any material violation, breach or default of any provision of any federal order, statute, rule or regulation governing any Contract, subcontract, bid, proposal, quote, arrangement or transaction of any kind with the United States Government.

                  (b) Schedule 3.20(b) sets forth descriptions of all material audit reports, final decisions, claims, consent orders in effect, outstanding Forms 1, ongoing Government investigations, prosecutions, civil or administrative proceedings or settlement negotiations or internal investigations conducted by or initiated by the Company, with respect to Contracts with the United States Government or subcontracts under Contracts with the United States Government and identifies any corrective action, restitution or disciplinary action initiated or taken by the Company relating in any sense to the subjects listed below in this Section 3.20(b). Except as set forth in Schedule

3.20(b), with respect to, or relating in any way to, Contracts with the United States Government or subcontracts under Contracts with the United States Government, the Company has not engaged in and has not been charged with, received or been advised, in writing, of a claim or allegation related to, conducted or initiated any internal investigation, or made a voluntary disclosure or, to the knowledge of the Sellers and the Company, been under investigation, with regard to any of the following, within the past five (5) years: (i) defective pricing within the meaning of the Truth in Negotiations Act, as amended; (ii) failure to correct accounting, estimating, inventory, material requirements planning, material management and accounting systems, government property records, or purchasing system deficiencies; (iii) mischarging of direct and/or indirect costs in connection with Contracts with the United States Government or subcontracts under Contracts with the United States Government; (iv) delivery to the United States Government or to a United States Government prime or subcontractor of material, components, items or services that do not or did not meet specifications or standards therefor, or delivery to the United States Government or to a United States Government prime or subcontractor of foreign-made material, components or items where domestic-made material, components or items were required; (v) improperly soliciting, obtaining, attempting to solicit or obtain or making or attempting to make any payment for any non-public proprietary or source selection information; (vi) unallowable costs, including unallowable direct or indirect costs; (vii) failure to abide by the terms of Contracts with the United States Government or subcontracts under Contracts with the United States Government; or
(viii) violations of (A) the False Statements Act (18 U.S.C. 1001), (B) the False Claims Act (18 U.S.C. 287), (C) the False Claims Act (31 U.S.C. 3729), (D) the Bribery, Gratuities and Conflicts of Interest Act (18 U.S.C. 201 and 5 U.S.C. 7353), (E) the Anti-Kickback Act (41 U.S.C. 51, 54), (F) the Anti-Kickback Enforcement Act of 1986 (Pub. L. 99-634), (G) the Arms Export Control Act (22 U.S.C. 277 et seq), (H) the Foreign Corrupt Practices Act (15 U.S.C. 78 m, 78 dd-1, 78 ff), (I) the Export Administration Act (Pub. L. 99-64),
(J) the War and National Defense Act (18 U.S.C. 793), (K) the Racketeer Influenced and Corrupt Organizations Act (18 U.S.C. 1961-68) or of any statute the violation of which would constitute "racketeering activity" within the meaning of such act, (L) Conspiracy to Defraud the Government Act (18 U.S.C. 371), (M) the Program Fraud Civil Remedies Act (Pub.
L. 99-509), (N) the Byrd Amendment, Pub. L. 101-121, [Section] 319, (O) "revolving door" legislation (37 U.S.C. 801, 41 U.S.C. 423, 18 U.S.C. 207, 18 U.S.C. 208, 18 U.S.C. 218, 18 U.S.C. 281, 10 U.S.C. 2397, 10 U.S.C. 2397a, 10
U.S.C. 2397b, 10 U.S.C. 2397), (P) the Defense Production Act (50 U.S.C. App.
2061), (Q) United States antiboycott laws (the Ribicoff Amendment to the 1976 Tax Reform Act, and the 1979 Export Administration Act), (R) the Defense Industrial Regulation (DoD 5220.22-R) or National Industrial Security Program Operating Manual (DoD 5220.22-M), or any agreement with the Defense Investigative Service, (S) Federal Acquisition Regulations, any applicable supplements thereto, alternative regulations applicable in lieu thereof, or applicable predecessor regulations, (T) Service Contract Act of 1965, as amended, (U) Cost Accounting Standards, (V) Treasury Department embargo and sanctions regulations, 31 C.F.R. Part 500 ET. SEQ., (W) Small Business Act, as amended, (X) Executive Order 11246, as amended, and corresponding Department of Labor regulations, (Y) Anti-Assignment Act, 41 U.S.C. [Section] 15, (Z) Davis-Bacon Act, as amended, (AA) Fair Labor Standards Act, as amended, (BB) Walsh-Healey Act, as amended, or (CC) Drug-Free Workplace Act, as amended.

                  (c) The Company has not been suspended or debarred from bidding on contracts or subcontracts with the United States Government in connection with the conduct of its business; no such suspension or debarment has been initiated or, to the knowledge of the Sellers and the Company, threatened, and neither the Sellers nor the Company has any reasonable basis to believe that one will be. The Company has not received notice of, and neither the Sellers nor the Company has any reasonable basis to believe that any basis exists for, Termination for Default (as provided in 48 C.F.R. Ch. 1 [Sections] 52.249-8, 52.249-9 or similar sections) with respect to any Contract with the United States Government or subcontract under a Contract with the United States Government.

                  (d) All test and inspection results and reports and certifications that the Company has provided pursuant to, or in pursuit of, any Contract with the United States Government or subcontract under a Contract with the United States Government, or as a part of the delivery to the United States Government or to any United States Government prime contractor or subcontractor of any article or system designed, engineered, manufactured, or sold by the Company, were true, complete and correct except where any inaccuracy or omission does not, and will not, have a Company Material Adverse Effect. Except as set forth in Schedule 3.20(d), the Company has provided all material test and inspection results and reports and certifications to the United States Government as required by law or pursuant to Contracts with the United States Government or subcontracts under Contracts with the United States Government, or as may have been required by law or Contracts with the United States Government or subcontracts as a part of the delivery of any article or system designed, engineered, manufactured or sold by the Company.

                  (e) Except as set forth on Schedule 3.20(e), all equipment and fixtures loaned, bailed, delivered or otherwise furnished to or held by the Company for use with or in conjunction with its business, by or on behalf of the United States Government, have been maintained in all material respects in the condition they were when loaned, bailed, delivered or otherwise furnished to the Company, ordinary wear and tear excepted, and where applicable the Company has complied in all material respects with the Government Property provisions of the Federal Acquisition Regulation and any agency supplements thereto.

                  (f) Except for the "data" items described in Schedule 3.20(f), the United States Government has no rights with respect to any "technical data" or "computer software" that are material to the Company's business. For each data item referred to therein, Schedule 3.20(f) describes (i) the contract number and the United States Government agency, (ii) the Contract Data Requirements List Item Number of the technical data and computer software which have been delivered to or may be required to be delivered to the United States Government and (iii) the type of rights (including "unlimited rights," "limited rights," "restricted rights," and "Government purpose license rights") obtained or to be obtained by the United States Government in such data. For data items identified in Schedule 3.20(f), the Company has complied with all applicable regulations and contract requirements for the restrictive markings on such deliverables to be valid and enforceable. Except as set forth in Schedule 3.20(f), neither any Seller nor the Company has any reason to believe the United States Government intends to treat restrictively marked technical data or computer software as unlimited rights data or software. For purposes of this Section 3.20(f), the terms first used in quotation marks have the meanings as defined in the applicable Federal Acquisition Regulation and its supplements.

                  (g) Schedule 3.20(g) sets forth all security clearances held by the Company and any of its officers, directors, managers or employees.

                  (h) The Company was eligible for award of Contracts under the program for disadvantaged small business concerns established pursuant to
Section 8(a) of the Small Business Act, 15 U.S.C. 637(a), at all times during the period beginning January 1, 1990, through March 31, 1994.

                  (i) The Company is not, and, except as set forth in Schedule 3.20(i), the execution and delivery of this Agreement by the Sellers (or any of them) and the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them) will not result, in any material violation, breach or default of any term or provision of (i) any Contract with the government of any of the states constituting the United States of America, (ii) any subcontract issued at any tier under a prime Contract with any such government or (iii) any bid, proposal or quotation relating to a Contract with any such government or a subcontract issued under a Contract with any such government. For the purposes of Section 3.14(a)(xi)(B) and this Section 3.20(i), the term "government of any of the states constituting the United States of America" includes all departments and agencies of any branch of any such government, including all independent establishments or instrumentalities within any such government. The Company is not, and, except as set forth in Schedule 3.20(i), the execution and delivery of this Agreement by the Sellers (or any of them) and the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them) will not result, in any material violation, breach or default of any provision of any order, statute, rule or regulation governing any Contract, subcontract, bid, proposal, quote, arrangement, or transaction of any kind with any such government. Schedule 3.20(i) sets forth descriptions of all material audit reports, final decisions, claims, consent orders in effect, ongoing investigations, prosecutions, civil or administrative proceedings or settlement negotiations or internal investigations conducted by or initiated by the Company, with respect to Contracts with any such government or subcontracts under Contracts with any such government.

            Section 3.21 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in Schedule 3.21 or as disclosed in the Financial Statements, or the notes thereto, since January 1, 1994, none of (a) Bajaj (or any other stockholder of the Company), (b) any of the officers or directors of the Company, (c) any persons with which Bajaj (or any other stockholder of the Company) or any officer or director of the Company has any relationship by blood, marriage or adoption or (d) any Affiliate or Associate of any of the foregoing, has (i) engaged in any transaction with the Company or (ii) has or has had any interest in (A) any Contract with, or relating to the business or operations of, the Company, (B) any property (real or personal), tangible or intangible, used or intended to be used in, or pertaining to, the business of the Company or (C) any business or entity which competes with, or is a customer or supplier of, the Company.

            Section 3.22 CERTAIN SETTLEMENTS. (a) By virtue of the execution and delivery of the Agreement of Settlement, Accord, Satisfaction and Mutual Release, dated August 10, 1994, among the Company, Gary O. Everett, Sandra E. Everett, Bajaj and Ken Bajaj, and the releases attached as exhibits thereto (collectively, the "Everett Settlement Agreement"), (i) Gary O. Everett and Sandra E. Everett fully released the Company from all claims of any kind which were the subject of the litigation referred to in the Everett Settlement Agreement and (ii) other than the specific rights of Gary O. Everett (and his attorneys, Coates & Davenport) and Sandra E. Everett to the performance by the Company of its express covenants and obligations under the Everett Settlement Agreement, neither such persons nor their assignees or transferees (if any) have nor will have, directly or indirectly, any rights, claims or entitlement (whether heretofore known or unknown, asserted or unasserted, choate or inchoate) against or with respect to the Company or any of its Affiliates or with respect to any shares of capital stock of the Company.

                  (b) By virtue of the execution and delivery of the Agreement of Settlement and Release, dated September 18, 1995, among the Company, Bajaj, Ken Bajaj and Sandra Lamb, and the releases attached as exhibits thereto (collectively, the "Lamb Settlement Agreement"), (i) Sandra Lamb fully released the Company from all claims of any kind which were between Sandra Lamb and the other parties to the Lamb Settlement Agreement of every nature and description, whether or not then enumerated or alleged in any action at law or in equity and
(ii) other than the specific rights of Sandra Lamb to the performance by the Company of its express covenants and obligations under the Lamb Settlement Agreement, neither Sandra Lamb nor her assignees or transferees (if any) have nor will have, directly or indirectly, any rights, claims or entitlement (whether heretofore known or unknown, asserted or unasserted, choate or inchoate) against or with respect to the Company or any of its Affiliates or with respect to any shares of capital stock of the Company.

            Section 3.23 BROKERS, FINDERS, ETC. Except for Goldman, Sachs & Co., whose fees and expenses will be paid by the Sellers at the Closing, neither the Company nor any of the Sellers has employed, or is subject to the claim of, any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who might, directly or indirectly, be entitled to a fee or commission from the Company or any of the Sellers in connection with the consummation of the transactions contemplated by this Agreement.

            Section 3.24 ACCREDITED INVESTOR; ACQUISITION FOR INVESTMENT. Each Seller acknowledges that it (a) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (b) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and

(c) has had the opportunity to (i) ask such questions as it has deemed necessary of, and to receive answers from, representatives of Wang concerning the terms of its purchase of the Wang Common Stock which may be issued by Wang in partial payment of the Notes and the merits and risks of investing in such securities and (ii) to obtain such additional information which Wang possesses or can acquire without unreasonable effort or expense. Each Seller acknowledges that it is purchasing the Wang Common Stock which may be issued by Wang in partial payment of the Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Wang Common Stock has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons without registration under the Securities Act except pursuant to an exemption from the registration requirements of the Securities Act. The representations and warranties contained in this Section 3.24 shall have no effect on the representations, warranties, covenants or agreements of Wang contained in this Agreement and shall not in any way limit the rights or remedies of any of the Sellers with respect to any breach of any such representation, warranty, covenant or agreements.

            Section 3.25 DISCLOSURE. All facts relating to any Seller or the Company and its capital stock and which are material to the determination by Wang to enter into this Agreement and to consummate the transactions contemplated hereby have been disclosed to Wang in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Schedules or in any certificate, list or other writing furnished to Wang by any Seller pursuant to this Agreement (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

            Section 3.26 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of Wang contained in Article IV of this Agreement, Wang has not made, and the Sellers are not relying on, any representation or warranty with respect to Wang or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                     Representations and Warranties of Wang
                     --------------------------------------

            Wang represents and warrants to the Sellers as follows:

            Section 4.1 ORGANIZATION AND QUALIFICATION. Wang is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Wang has full corporate power to own its properties and to carry on its businesses as they are now being conducted. Wang is duly qualified to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Wang Material Adverse Effect.

            Section 4.2 AUTHORITY; VALID AND BINDING. Wang has full corporate power to execute and deliver this Agreement and the Notes. Wang is duly authorized to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this Agreement and has duly and validly executed and delivered this Agreement. Wang is duly authorized to execute and deliver and to perform its obligations under the Notes. This Agreement is (and each of the Notes when executed and delivered by Wang in accordance with this Agreement will be) a valid and legally binding agreement of Wang, enforceable against Wang in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles.

            Section 4.3 CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of Wang consists of (i) 5,000,000 shares of Wang Preferred Stock, of which 90,000 shares are designated as Wang Series A Stock and 143,750 shares are designated as Wang Series B Stock, and (ii) 100,000,000 shares of Wang Common Stock. As of June 30, 1996, (i) 90,000 and 143,750 shares of Wang Series A Stock and Wang Series B Stock were issued and outstanding, respectively, and no shares of Wang Preferred Stock were held in the treasury of Wang, and (ii) 36,386,191 shares of Wang Common Stock were issued and outstanding (2,832,291 of which remained in a disputed claims reserve established pursuant to (A) the reorganization plan of Wang pursuant to Chapter 11 of the United States Bankruptcy Code that was approved by the United States Bankruptcy Court for the District of Massachusetts on September 20, 1993,
(B) the disclosure statement used to solicit consents to such reorganization plan and (C) the signed confirmation order with respect to such reorganization plan (the documents referred to in clauses (A), (B) and (C) being referred to hereinafter collectively as the "Reorganization Plan")) and no shares of Wang Common Stock were held in the treasury of Wang. As of the date of this Agreement, all issued and outstanding shares of Wang Series A Stock, Wang Series B Stock and Wang Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there is no outstanding subscription, option, warrant, call, right, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, transfer or redemption of any capital stock of Wang (including, except as set forth on Schedule 4.3(a), any right of conversion or exchange under any outstanding security or other instrument) other than, in the case of Wang Common Stock, in each case as of June 30, 1996, up to 12,500,000 shares which may be issued upon the conversion of intercompany convertible instruments issued or issuable to subsidiaries of Wang pursuant to the Reorganization Plan, 7,500,000 shares which may be issued upon exercise of common stock purchase warrants issued or issuable to former stockholders of Wang pursuant to the Reorganization Plan, up to 8,137,000 shares issuable to employees of Wang pursuant to Wang's Employees' Stock Purchase Plan, 1995 Employees' Stock Purchase Plan, 1993 Stock Incentive Plan and 1994 Employees' Stock Incentive Plan and 260,000 shares issuable upon the exercise of stock options granted and to be granted to the directors of Wang pursuant to Wang's 1993 Directors' Stock Option Plan and 1995 Directors' Stock Option Plan.

                  (b) All the outstanding shares of capital stock of each subsidiary of Wang listed on Exhibit 21 to its Form 10-K for its fiscal year ended June 30, 1995 (the "Wang Subsidiaries") have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of each of the Wang Subsidiaries are owned by Wang either directly or through wholly-owned Wang Subsidiaries (except for directors' qualifying shares or as set forth in Schedule 4.3(b)).

                  (c) If Wang issues any shares of Wang Common Stock in partial payment of the Notes, such shares when so issued will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

            Section 4.4 CONFLICTING AGREEMENTS AND CHARTER PROVISIONS. Except as set forth in Schedule 4.4, none of (a) the execution and delivery of this Agreement by Wang, (b) the fulfillment of or compliance with the terms and provisions hereof by Wang or (c) the consummation of any of the transactions contemplated hereby by Wang will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the loss of any right or benefit under or result in any violation of (in each case with or without the giving of notice or the passage of time or both), the certificate of incorporation or bylaws of Wang or any mortgage, Contract, License, order, arbitration award, judgment, decree, statute, law, rule or regulation to which Wang is a party or it or any of its property is subject, except for such conflicts, breaches, rights of termination, defaults, losses or rights or benefits, or violations which, individually or in the aggregate, could not reasonably be expected to have a Wang Material Adverse Effect.

            Section 4.5 DEFAULT. No default exists and no event has occurred which with notice, lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture or other agreement or instrument to which Wang or any of its subsidiaries is a party or by which it or any of them is bound, except such defaults which would not have a Wang Material Adverse Effect.

            Section 4.6 REPORTS; FINANCIAL STATEMENTS. (a) Since January 1, 1994, Wang has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act or the Exchange Act (collectively, the "Wang Reports"), all of which complied at the time of filing in all material respects with all then applicable requirements of the

Securities Act or the Exchange Act. None of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements included in the forms, reports and documents referred to in Section 4.6(a) present fairly the financial position, results of operations, stockholders' equity and cash flows of Wang as of their respective dates or for the periods then ended, as applicable, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount, and have been prepared in conformity with GAAP.

            Section 4.7 CHANGES SINCE THE MOST RECENT AUDITED FINANCIAL STATEMENTS. Except as set forth on Schedule 4.7, since the date of the most recent audited financial statements of Wang and through and as of the date of this Agreement, there has not been any change, event or occurrence (or, to the knowledge of Wang, any threat thereof) which individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Wang Material Adverse Effect.

            Section 4.8 LITIGATION; ORDERS. Except as set forth in Schedule 4.8 or the Wang Reports, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to the knowledge of Wang, threatened against Wang or otherwise involving Wang which
(a) could reasonably be expected to result in the issuance of an order, judgment, injunction or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or (b) if adversely determined, could have a Wang Material Adverse Effect. Except as set forth in the Wang Reports, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Wang or against or affecting any of Wang's properties or businesses which has had or could reasonably be expected to have a Wang Material Adverse Effect.

            Section 4.9 LICENSES; CONSENTS; COMPLIANCE WITH LAWS. (a) Schedule 4.9(a) contains a list of all Consents required to be made or given to, or obtained from, any Person by Wang under the certificate of incorporation or bylaws of Wang, or any mortgage, Contract, License, order, arbitration award, judgment, decree, statute, law, rule, regulation or other restriction of any kind or character to which Wang is a party or any of its property is subject to or otherwise in connection with the execution and delivery of this Agreement by Wang, the fulfillment of or compliance with the terms and provisions of this Agreement by Wang, or the consummation of the transactions contemplated by this Agreement by Wang.

                  (b) The businesses of Wang are being and have been conducted in compliance in all material respects with the certificate of incorporation and bylaws of Wang, and with all applicable laws, statutes, ordinances, rules and regulations of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable court decrees, awards, orders, writs, injunctions permits and judgments (except for violations, which could not, individually or in the aggregate, reasonably be expected to have a Wang Material Adverse Effect or which have been cured).

                  (c) Wang and each of its subsidiaries have received and are operating in compliance with all Consents, licenses, authorizations, approvals, orders, certificates and permits of and from, and have made or will have made, as the case may be, all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, as are required to own, lease, license and use their respective properties and assets and to conduct their respective businesses, in the manner and to the extent described in Wang Reports, except to the extent that the failure to obtain or file would not have a Wang Material Adverse Effect.

            Section 4.10 BROKERS, FINDERS, ETC. Except for Morgan Stanley & Co. Incorporated and Curtis A. Hessler, whose fees and expenses will be paid by Wang, Wang has not employed, and Wang is not subject to the claim of, any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who might, directly or indirectly, be entitled to a fee or commission from any Seller in connection with the consummation of the transactions contemplated by this Agreement.

            Section 4.11 ACCREDITED INVESTOR; ACQUISITION FOR INVESTMENT. Wang acknowledges that it (a) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (b) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and (c) has had the opportunity to (i) ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms of its purchase of Company Shares contemplated hereby and the merits and risks of investing in such securities and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense. Wang acknowledges that it is purchasing the Company Shares pursuant to a private sale exemption from registration under the Securities Act, and that the Company Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons without registration under the Securities Act except pursuant to an exemption from the registration requirements of the Securities Act. The representations and warranties contained in this Section 4.11 shall have no effect on the representations, warranties, covenants or agreements of any of the Sellers contained in this Agreement and shall not in any way limit the rights or remedies of Wang with respect to any breach of any such representation, warranty, covenant or agreements.

            Section 4.12 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Schedules or in any certificate, list or other writing furnished to any Seller by Wang pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

            Section 4.13 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties of the Sellers contained in Article III of this Agreement, the Sellers have not made, and Wang is not relying on, any representation or warranty with respect to the Sellers, the Company or the transactions contemplated by this Agreement.


                                    ARTICLE V

                                    Covenants
                                    ---------

            Section 5.1 NO SOLICITATIONS. From the date of this Agreement to the Closing Date, none of the Sellers will, directly or indirectly, and the Sellers will cause the Company not to, directly or indirectly: (a) initiate, solicit, negotiate or encourage, or continue or hold discussions with respect to, any offer, inquiry or proposal for, or make any information concerning the Company available to any Person for the purpose of or with respect to, the sale or disposition of the Company or any of its capital stock (including, without limitation, the Company Shares) or assets or businesses or any merger, consolidation or combination involving the Company or (b) reach any agreement or understanding with any Person with respect to the foregoing. If any Seller or the Company (or any Person acting for or on any of their or its behalf) receives from any Person any offer, inquiry or proposal involving any of the foregoing, the Company will promptly advise such Person, by written notice, of the terms of this Section 5.1 and will promptly, orally and in writing, advise Wang of such offer, proposal or inquiry and deliver a copy of such notice to Wang.

            Section 5.2 INSPECTION OF PROPERTY. (a) From the date of this Agreement through the Closing Date, the

Sellers will cause the Company to afford Wang's employees and designated representatives reasonable access, at Wang's expense, to any of the properties of the Company, to examine the corporate books and records (including without limitation Contracts and Plans) and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company with the appropriate officers and employees of the Company, all at such reasonable times and as often as Wang may reasonably request. All information obtained by Wang pursuant to this Section 5.2 shall be kept confidential in accordance with the Confidentiality Agreement.

                  (b)  For a period of six years from the Closing Date:

                  (i) Wang shall not, and shall cause the Company not to, dispose of or destroy any of the books and records of the Company relating to periods prior to the Closing (collectively, the "Pre-Closing Company Books and Records") without first offering to turn over possession of the Pre-Closing Company Books and Records to the Sellers by written notice to the Sellers at least thirty days prior to the proposed date of such disposition or destruction;

                  (ii) Wang shall, subject to reasonable advance notice given by the Sellers, afford the Sellers and their employees and designated representatives reasonable access, at Sellers' expense, to the Pre-Closing Company Books and Records during normal working hours at the principal place of business of the Company or at any location where any Pre-Closing Company Books and Records are stored, and the Sellers shall have the right, at Sellers' expense, to make copies of any of the Pre-Closing Company Books and Records; and

                  (iii) Wang shall, and shall cause the Company to, subject to reasonable advance notice given by the Sellers, make available to the Sellers upon written request (A) copies of any of the Pre-Closing Books and Records and (B) the personnel of Wang and the Company to assist the Sellers in locating and obtaining any of the Pre-Closing Company Books and Records. The Sellers shall reimburse Wang for the reasonable out-of-pocket expenses incurred by it in performing the covenants contained in this Section 5.2(b).

            Section 5.3 CONDUCT OF BUSINESS. From the date of this Agreement through the Closing Date, except as otherwise explicitly contemplated by this Agreement or consented to in writing in advance by Wang, the Sellers will cause the Company to conduct its businesses, operations and activities only in the ordinary course and in the manner presently conducted. Without limitation of the foregoing, from the date of this Agreement through the Closing Date, except as otherwise explicitly contemplated by this Agreement or consented to in writing in advance by Wang, the Sellers will cause the Company to:

                  (a) use its reasonable best efforts to (i) preserve intact the present business organization and reputation of the Company; (ii) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the present officers, employees and consultants of the Company;
(iii) maintain the assets of the Company in good working order and condition, ordinary wear and tear excepted; (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships; (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company; (vi) cause the books and records of the Company to be maintained in the usual, regular and ordinary manner; (vii) not permit any material change in any pricing, financial reporting or credit practice or policy, methods of accounting or accounting practice of the Company (including methods of tax accounting); and (viii) comply, in all material respects, with all laws and orders applicable to the business and operations of the Company, and promptly following receipt thereof give Wang copies of any notice received from any governmental or regulatory authority or other Person alleging any violation of any such law or order; and

                  (b) not take any action or effect any transaction which would require the prior approval of the holders of the outstanding shares of the Company Series A Stock or the Company Series C Stock, voting separately as a class, or the Company Series B Stock, voting separately as a class, pursuant to
Article III of the Securityholders' Agreement or pursuant to the terms of the Company Series A Stock, the Company Series B Stock or the Company Series C Stock.

            Section 5.4 FULFILLMENT OF CONDITIONS. Each of the Sellers will and will cause the Company to, and Wang will, take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy the conditions set forth in Article VII and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            Section 5.5 CONSENTS. (a) The Sellers will use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause the Company to use its reasonable best efforts to, promptly make, give or obtain, as the case may be, or to cause to be promptly made, given or obtained, as the case may be, all Consents required to be made or given to, or obtained from, any Person by any Seller or the Company in connection with the execution and delivery of this Agreement by the Sellers (or any of them), the fulfillment of or compliance with the terms and provisions of this Agreement by the Sellers (or any of them) or the consummation of the transactions contemplated by this Agreement by the Sellers (or any of them) (including, without limitation, the Consents listed in Schedule 3.15(b)).

                  (b) Wang will use its commercially reasonable best efforts to promptly make, give or obtain, as the case may be, all Consents required to be made or given to, or obtained from, any Person by Wang in connection with the execution and delivery of this Agreement by Wang, the fulfillment of or compliance with the terms and provisions of this Agreement by Wang or the consummation of the transactions contemplated by this Agreement by Wang (including, without limitation, the Consents listed in Schedule 4.9(a)).

                  (c) Each of the Sellers, on the one hand, and Wang, on the other hand, will assist and cooperate with each other in obtaining all Consents required to be made, given or obtained by the Company, any Seller or Wang in connection with the execution, delivery or performance of this Agreement.

                  (d) The Sellers will use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause the Company to use its reasonable best efforts to, promptly after the date hereof, request that any contracting agency under any Contract of the type or under the programs described in Section 3.14(a)(xi) request a waiver of the termination of such Contract due to the "relinquishment of ownership or control" of the Company resulting from the consummation of the transactions contemplated by this Agreement. Following the Closing, each of the Sellers will use its reasonable best efforts to assist and cooperate with Wang in seeking to cause any such contracting agency to obtain the waiver described in the immediately preceding sentence.

            Section 5.6 PUBLICITY. The Sellers will not and will cause the Company not to, and Wang will not, issue any press release or make any public statement concerning this Agreement or any of the transactions contemplated hereby without the prior consent of the other parties hereto. This Section 5.6 shall not apply, however, to any press release or statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

            Section 5.7 EXPENSES. If the transactions contemplated by this Agreement are consummated, all fees or expenses incurred in connection with this Agreement or the transactions contemplated hereby (including investment bankers', financial advisors' and attorneys' fees) shall be paid by the party incurring such expenses (it being understood that the Sellers (or certain of them) are (and the Company is not) incurring the fees and expenses of the advisors referred to in Section 3.1(a) and Milbank, Tweed, Hadley & McCloy). If the



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transactions contemplated by this Agreement are not consummated, the Company shall pay such fees or expenses incurred by any of the Sellers in connection with this Agreement or the transactions contemplated hereby, and Wang shall bear the fees and expenses incurred by it in connection with this Agreement or the transactions contemplated hereby.

            Section 5.8 ADVICE OF CHANGES. (a) The Sellers will promptly advise Wang in writing of any event or condition that becomes known to any of them or the Company subsequent to the date of this Agreement that causes or will cause any covenant or agreement of any of them contained in this Agreement to be breached or that renders or would render any representation or warranty of any of them contained in this Agreement untrue or inaccurate in any material respect, whether as of the date hereof or as of the Closing Date. The Sellers will notify Wang in writing of, and will use their respective reasonable best efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to any of them or the Company, of any representation, warranty, covenant or agreement made by any of them in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.8(a) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  (b) Wang will promptly advise the Sellers in writing of any event or condition that becomes known to Wang subsequent to the date of this Agreement that causes or will cause any covenant or agreement of Wang contained in this Agreement to be breached or that renders or would render any representation or warranty of Wang contained in this Agreement untrue or inaccurate in any material respect, whether as of the date hereof or as of the Closing Date. Wang will notify the Sellers in writing of, and will use its reasonable best efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Wang, of any representation, warranty, covenant or agreement made by Wang in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.8(b) shall have

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any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

            Section 5.9 BAJAJ NOTES. Simultaneously with the Closing, Wang will cause the Company to (and, if necessary, supply the Company with the funds to) pay to Bajaj the principal outstanding under the Bajaj Notes set forth on
Schedule 3.8(b) and interest accrued thereon in accordance with the Bajaj Notes through the Closing Date.

            Section 5.10 CERTAIN SETTLEMENT AGREEMENTS. (a) The amount of cash to be delivered to each of the Sellers at the Closing shall be reduced by such Seller's share of the amount due under the Everett Settlement Agreement, such share to be determined by multiplying the total amount due thereunder by the percentage set forth under the heading "Certain Settlement Percentages" opposite such Seller's name on Exhibit C hereto.

                  (b) Each of the Sellers shall reimburse the Company, in cash (or provide Wang with written notice of its election to exercise the right of set-off pursuant to the last sentence of this Section 5.10(b)), for its share of the amount due under the Lamb Settlement Agreement, such share to be determined by multiplying (i) the aggregate market value of the shares of Company Common Stock issued pursuant to the Lamb Settlement Agreement or (ii) if the Company repurchases the shares of Company Common Stock issued pursuant to the Lamb Settlement Agreement, the amount of cash paid pursuant to the Lamb Settlement Agreement to repurchase such shares by the percentage set forth under the heading "Certain Settlement Percentages" opposite such Seller's name on Exhibit C hereto, not later than five business days after the date on which the Company notifies such Seller of such Seller's share. Any Seller obligated to reimburse Wang for any amounts paid by Wang pursuant to this Section 5.10(b) may elect, by written notice to Wang, to have Wang offset such reimbursement obligation against the principal amount of any Note held by such Seller and such Seller's obligation shall be satisfied to, and only to, the extent of such offset.

            Section 5.11 CERTAIN SEVERANCE PROTECTION AGREEMENTS. (a) Each Seller shall reimburse the Company,


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


in cash (or provide Wang with written notice of its election to exercise the right of set-off pursuant to Section 5.11(c)), for its share of any amounts paid by the Company pursuant to any of the severance protection agreements listed on
Schedule 5.11(a) (each, a "Severance Protection Agreement") as a result of the termination of the employment of any of the executives party to a Severance Protection Agreement by any such executive (i) during the 90 day period after the date of the occurrence of any event or condition constituting Good Reason pursuant to Section 2.15(a)(1) of such Severance Protection Agreement or (ii) during the 90 day period commencing six months after the occurrence of the Change in Control (as defined in such Severance Protection Agreements) resulting from the consummation of the transactions contemplated by this Agreement, such share to be determined by multiplying the amount paid by the Company pursuant to such Severance Protection Agreement by the percentage set forth under the heading "Certain Severance Protection Agreement Percentages" opposite such Seller's name on Exhibit C hereto, not later than five business days after the date on which the Company notifies such Seller of such Seller's share.

            (b) Each Seller shall reimburse Wang or the Company, as the case may be, in cash (or provide Wang with written notice of its election to exercise the right of set-off pursuant to Section 5.11(c)), for its share of any amounts paid in cash by Wang or the Company, as the case may be, to any executive party to any of the Severance Protection Agreements, attributable to such executive's relinquishment of his or her rights under his or her Severance Protection Agreement in connection with any such executive entering into a new employment or severance agreement with Wang or the Company, as the case may be, such share to be determined by multiplying (x) the lesser of (A) the cash amount so paid by Wang or the Company, as the case may be, to such executive to relinquish such rights or (B) the maximum amount payable under such executive's Severance Protection Agreement upon termination of the employment of such executive under circumstances described in Section 5.11(a) by (y) the percentage set forth under the heading "Certain Severance Protection Agreement Percentages" opposite such Seller's name on Exhibit C hereto, not later than five business days after the Company has notified such Seller of such Seller's share.



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



            (c) Any Seller obligated to reimburse Wang for any amounts paid by Wang pursuant to Section 5.11(a) or 5.11(b) may elect, by written notice to Wang, to have Wang offset such reimbursement obligation against the principal amount of any Note held by such Seller and such Seller's obligation shall be satisfied to, and only to, the extent of such offset.

            Section 5.12  STOCK OPTION PLANS; EMPLOYEE BENEFITS.

                  (a) Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee administering the KESOP) shall adopt such resolutions or take such other actions as are necessary to amend, subject, if necessary, to obtaining consents of the holders thereof, the terms of all outstanding options to purchase shares of Company Class E Stock theretofore granted under the KESOP (the "Old KESOP Options") to provide for the amendment of the Old KESOP Options as set forth in this Section 5.12(a). Except to the extent that the holder of an Old KESOP Option elects to receive cash as provided in Section 5.12(e), each Old KESOP Option outstanding immediately prior to the Closing shall automatically become an option to purchase shares of Wang Common Stock (a "New KESOP Option"), such that the New KESOP Option (i) shall be exercisable for that number of shares of Wang Common Stock equal to the number of shares of Company Class E Stock covered by the Old KESOP Option immediately prior to Closing multiplied by the Exchange Ratio (as defined in Section 5.12(d)) (rounded to the nearest whole share), (ii) shall have an exercise price per share equal to exercise price per share of the Old KESOP Option immediately prior to Closing divided by the Exchange Ratio (rounded to the nearest whole cent), (iii) shall be exercisable to the extent vested, (iv) shall terminate on the 30th day following the termination of employment of the holder, (v) shall have such other customary terms and conditions as Wang may reasonably request and (vi) shall otherwise remain subject to the terms and conditions of the KESOP.

                  (b) Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Incentive
Plan) shall adopt such resolutions or take such other actions as are necessary to amend, subject, if necessary, to obtaining con-



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


sents of the holders thereof, the terms of all outstanding options to purchase shares of Company Class E Stock theretofore granted under the Stock Incentive Plan (the "Old Incentive Options") to provide for the amendment of the Old Incentive Options as set forth in Section 5.12(b). Except to the extent that the holder of an Old Incentive Option elects to receive cash as provided in Section 5.12(e), each Old Incentive Option outstanding immediately prior to the Closing shall automatically become an option to purchase shares of Wang Common Stock (a "New Incentive Option"), such that the New Incentive Option (i) shall be exercisable for that number of shares of Wang Common Stock equal to the number of shares of Company Class E Stock covered by the Old Incentive Option immediately prior to Closing multiplied by the Exchange Ratio (rounded to the nearest whole share), (ii) shall have an exercise price per share equal to exercise price per share of the Old Incentive Option immediately prior to the Closing divided by the Exchange Ratio (rounded to the nearest whole cent), (iii) shall vest one-third, one-third and one-third on the first, second and third anniversaries of the Closing Date, (iv) shall be exercisable to the extent vested, (v) shall terminate on the 30th day following the termination of employment of the holder, (vi) shall have such other customary terms and conditions as Wang may reasonably request and (vii) shall otherwise remain subject to the terms and conditions of the Stock Incentive Plan.

                  (c) The Sellers will use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause the Company and its officers (including, without limitation, specifically its General Counsel) to use its and their reasonable best efforts to obtain any consents of the holders of Old KESOP Options or Old Incentive Options necessary to effect the amendment and modification of the Old KESOP Options and the Old Incentive Options contemplated by Sections 5.12(a) or (b), respectively, prior to the Closing. The Sellers shall cause the Company's General Counsel to report not less than weekly to Wang's General Counsel (or his designee) as to the consents obtained as of the date of the report, the consents remaining to be obtained as of the date of the report and the steps being taken to obtain the consents remaining to be obtained as of the date of the report.




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


                  (d) For purposes of these Sections 5.12(a) and (b), the "Exchange Ratio" shall equal (i) $24.87 divided by (ii) the average of the closing price of Wang Common Stock reported by the NASDAQ National Market System for the twenty (20) trading days immediately preceding the Closing Date.

                  (e) Immediately prior and subject to the Closing, the Company shall pay to each holder of an Old KESOP Option or Old Incentive Option who (i) has consented to the amendment of such options contemplated by Section 5.12(a) or (b), in a manner satisfactory to Wang, and (ii) so elects, an amount in cash equal to (x) the number of vested shares covered by such option (whether or not currently exercisable) multiplied by (y) the excess of $24.87 over the per share exercise price of such option. Any holder of an Old KESOP Option or Old Incentive Option who elects to receive cash in lieu of such holder's vested Old KESOP Options or Old Incentive Options shall be deemed to have exercised such option to that extent immediately prior to the Closing. Wang shall (i) reserve for issuance the number of shares of Wang Common Stock that will become issuable upon the exercise of the New KESOP Options or the New Incentive Options pursuant to this Section 5.12(a) or (b), (ii) as soon as practicable after the Closing, execute and deliver option agreements evidencing the New KESOP Options and the New Incentive Options to the holders thereof and (iii) as soon as practicable after the Closing, Wang shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Wang Common Stock subject to the New KESOP Options and the New Incentive Options to the holders thereof.

                  (f) It is intended that the actions contemplated by Sections 5.12(a) or (b) shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code, as to any Old KESOP Option or Old Incentive Option which is an incentive stock option.

                  (g) For a period of not less than two years following the Closing Date, subject to applicable law, Wang will cause the Company to provide benefits to the Company's employees which will, in the aggregate, be no less favorable than (i) those provided by the Company



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


and the Company Subsidiaries to their employees immediately prior to the Closing Date or (ii) those provided by Wang to its similarly situated employees from time to time. If any salaried employee of the Company becomes a participant in any employee benefit plan, practice or policy of Wang or any Wang Subsidiary, such employee shall, to the extent permitted by applicable law, be given credit under such plan for all service prior to the Closing Date with the Company (to the extent such credit was given by the Company) and prior to the time such employee becomes such a participant, for purposes of eligibility and vesting but not for purposes of any other benefit accrual.

                  (h) Wang hereby agrees that consummation of the transactions contemplated by this Agreement constitutes a "Change in Control" for purposes of the Severance Protection Agreements set forth on Schedule 5.12(h).

            Section 5.13 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. For three years from and after the Closing Date, Wang agrees to indemnify and hold harmless all past and present officers and directors of the Company or the Company Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Charter and the Bylaws for acts or omissions occurring at or prior to the Closing Date. Wang shall provide, or shall cause the Company to provide, for an aggregate period of not less than two years from and after the Closing Date, the Company's current directors and officers with directors' and officers' liability insurance coverage for events occurring prior to the Closing Date that is no less favorable than the Company's existing directors' and officers' liability insurance policy in terms of coverage and amounts; PROVIDED, HOWEVER, that if Wang elects to provide such coverage under Wang's directors' and officers' liability insurance policy, the Company's current directors and officers shall provide Wang with such representations as Wang's directors' and officers' liability insurance carrier may request; and PROVIDED FURTHER, HOWEVER, that the annual cost to Wang, or the Company, of such coverage shall not exceed 200 percent of the Company's fiscal 1995 annual premium for its directors' and officers' liability insurance policy (it being understood that in any such case Wang shall provide, or shall cause the Company to provide, for as much



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


coverage as possible for such 200 percent premium amount). The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each past and present officer and director of the Company and the Company Subsidiaries, and their heirs and representatives.

            Section 5.14 TAX REFUNDS. Any refunds (including refunds for interest or penalties paid by the Company), together with any interest thereon, that are received by Wang or the Company that relate to Taxes paid by the Company with respect to Tax periods of the Company or portions thereof ending on or before the Closing Date, and that are in excess of refunds shown as an asset or assets on the Company Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP, shall be for the account of the Sellers, and Wang or the Company shall pay over to the Sellers in immediately available funds such refund within fifteen (15) days after receipt of such refund from the IRS or other taxing authority.


                                   ARTICLE VI

                                Indemnification
                                ---------------

            Section 6.1  SELLER INDEMNIFICATION. (a) In accordance with this
Article VI and in addition to the indemnification provided for in Section 6.1(c), the Sellers will indemnify and hold Wang and its Affiliates (including the Company after the consummation of the transactions contemplated hereby) and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Wang Indemnified Persons") harmless from and against any and all costs, expenses, losses, claims, damages, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses") incurred by any Wang Indemnified Person arising out of or relating to, directly or indirectly, (i) any breach of any representation or warranty of any Seller in Article III of this Agreement (other than the representations and warranties in Section 3.9), (ii) any breach of any covenant or agreement of any



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


Seller in this Agreement, (iii) any claim by any Person with respect to any obligation or commitment, or alleged obligation or commitment, of the Company to issue or grant to such Person (or any Affiliate or Associate of such Person) any shares of capital stock of the Company or any options, warrants or other rights to acquire any shares of capital stock of the Company or (iv) the Everett Settlement Agreement or the Lamb Settlement Agreement.

                  (b) The obligations of the Sellers under Section 6.1(a)(i) shall be (i) joint and several obligations of Bajaj and the Bajaj Trust with respect to Bajaj's or the Bajaj Trust's breaches of any representation or warranty in Sections 3.1(a), 3.2(a) or 3.5(b), (ii) individual and not joint obligations of each Goldman/Omega Stockholder with respect to such Goldman/Omega Stockholder's breach of any representation or warranty in Sections 3.1(b), 3.2(b) or 3.5(c) and (iii) several and not joint obligations of all Sellers with respect to any Seller's breach of any representation or warranty in Sections 3.1(c), 3.3, 3.4, 3.5(a) or 3.6 through 3.26. The obligations of the Sellers under Sections 6.1(a)(ii), 6.1(a)(iii), 6.1(a)(iv) and 6.1(c) shall be several and not joint for all Sellers. Individual and not joint obligations of the Sellers under Section 6.1(a)(i) shall be borne in their entirety solely by the Seller having such obligation; several and not joint obligations of the Sellers under Sections 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii), 6.1(a)(iv) or 6.1(c) shall be borne by the Sellers having such obligations in proportion to their respective percentage of the aggregate consideration received pursuant to this Agreement by the Sellers having such obligations as set forth on Exhibit A hereto (provided, however, that any obligation under Section 6.1(a) with respect to the investigation of the General Accounting Office during 1995 referred to in
Schedule 3.20(b) shall be borne by Bajaj or the Bajaj Trust). Notwithstanding anything in this Agreement to the contrary, Bajaj and the Bajaj Trust shall be jointly and severally liable for all obligations of Bajaj and the Bajaj Trust arising under this Article VI. Notwithstanding anything herein to the contrary:
(i) no Seller shall have any obligation to indemnify any Wang Indemnified Persons for Losses pursuant to Section 6.1(a)(i) unless and until the aggregate amount of such Losses exceeds $500,000, and then only to the extent such


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Losses exceed $500,000; (ii) the aggregate liability of the Sellers pursuant to
Section 6.1(a)(i) for Losses incurred by the Wang Indemnified Persons with respect to breaches of representations and warranties in Sections 3.4(d), 3.5, 3.6, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20
(to the extent such Loss does not result from an administrative, civil or criminal penalty or fine, a criminal conviction or a suspension, debarment or termination (other than any termination for convenience or termination of a Contract of the type referred to in Section 3.14(a)(xi) as a result of the transactions contemplated hereby)), 3.24 (the second sentence), 3.25 or 3.26 shall be limited to $8,333,150 (provided, however, that, notwithstanding the foregoing $8,333,150 limit, the Sellers, on the one hand, and the Wang Indemnified Parties, on the other hand, shall share dollar for dollar the first $8,333,150 of Losses exceeding the foregoing limit involving any Loss arising out of or relating to, directly or indirectly, any breach of any representation or warranty in Section 3.20, including, without limitation, any Loss which may, in accordance with the terms of a Contract, result in a direct or indirect reduction in Contract price, including interest thereon, to be repaid by the Company or any Contract modification resulting in an ongoing reduction in Contract price); (iii) the aggregate liability of the Sellers pursuant to
Section 6.1(a)(i) for Losses incurred by the Wang Indemnified Persons with respect to breaches of representations and warranties in Section 3.20 to the extent such Loss results from an administrative, civil or criminal penalty or fine, a criminal conviction or a suspension, debarment or termination (other than any termination for convenience or termination of a Contract of the type referred to in Section 3.14(a)(xi) as a result of the transactions contemplated hereby) shall be limited to $41,657,500; (iv) the aggregate liability of the Sellers pursuant to Section 6.1(a)(i) for Losses incurred by the Wang Indemnified Parties with respect to all breaches of representations and warranties in Article III is limited to $166,630,000; and (v) the aggregate liability of the Sellers pursuant to Section 6.1(c) is limited to $166,630,000.

                  (c) In accordance with this Article VI and in addition to the indemnification provided for in Section 6.1(a), the Sellers will indemnify and hold the Wang Indemnified Persons harmless from and against (i)



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all unpaid liability for Taxes of the Company for all taxable periods ending on or prior to the Closing Date and the portion for the period which is treated pursuant to Section 6.2(1) as ending on the Closing Date (the "Pre-Closing Date Period"), (ii) any liability for Taxes imposed pursuant to Treasury Regulations [Section] 1.1502-6 (or a comparable provision under state or local Tax law) for any Pre-Closing Date Period and (iii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses) arising out of or incident to the imposition, assertion or assessment of any Tax (including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assertion or assessment of any Tax for any Pre-Closing Date Period (the sum of (i) through (iii) being referred to as a "Tax Loss"); PROVIDED, HOWEVER, that the amount of any Tax Loss shall be reduced to the extent such Tax Loss was specifically identified and reserved against (as to amount, type of Tax and Tax year) on the Company Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP. The parties agree that, except to the extent otherwise required by law, the Company shall be entitled to claim any deductions attributable to cash payments made under Section 5.12(e) in the final consolidated federal income Tax Return on which the Company is the common parent. In the case of a Straddle Period, the Company shall also be entitled to claim in the Pre-Closing Date Period any deductions for such payments for state, local and foreign purposes.

                  (d) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of the Company attributable to the Pre-Closing Date Period shall be:

                        (i) in the case of Taxes that are either (x) based upon
            or related to income or receipts, or (y) except for Taxes imposed as a result of the transactions contemplated hereby, imposed in connection with any sale or other transfer or assignment of property (real or personal), tangible or intangible, deemed to be equal to the amount which would be payable if the taxable year ended with and included the Closing Date; and

                        (ii) in the case of Taxes not described in subparagraph
            (i) that are imposed on a periodic basis and measured by the level of any item, the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period; PROVIDED, HOWEVER, that the Sellers shall have no indemnification obligation with respect to any Taxes incurred in a Straddle Period attributable to assets contributed to the Company by Wang after the Closing Date.

                  (e) To the extent that the Sellers indemnify the Wang Indemnified Persons for a Tax Item that produces a Tax benefit in any period after the Closing Date, the Sellers' indemnification obligation under Section 6.1(c) shall be decreased. To the extent that the Sellers' indemnification obligation is reduced by a Tax Item that produces a Tax detriment to Wang or the Company in any period after the Closing Date, the Sellers' indemnification obligation under Section 6.1(c) shall be increased. The amount of such Tax benefit or Tax detriment shall be calculated on a "with-or-without" basis when actually realized.

                  (f) Notwithstanding anything to the contrary in Section 6.1(c), the Sellers shall not indemnify the Wang Indemnified Persons for any Taxes which arise from Wang making an election under Section 338 of the Code in connection with this transaction.

            Section 6.2  WANG INDEMNIFICATION. (a) In accordance with this
Article VI, Wang will indemnify and hold each of the Sellers and their respective Affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Seller Indemnified Persons") harmless from and against any and all Losses incurred by any Seller Indemnified Person arising out of or relating to, directly or indirectly, (i) any breach of any representation or warranty of Wang in Article IV this Agreement or (ii) any breach of any covenant or agreement of Wang in this Agreement.

                  (b) Notwithstanding anything herein to the contrary: (i) Wang shall have no obligation to indemnify any Seller Indemnified Person for Losses pursuant to Section 6.2(a)(i) unless and until the aggregate amount of such Losses exceeds $500,000, and then only to the extent such Losses exceed $500,000; (ii) the aggregate liability of Wang pursuant to Section 6.2(a)(i) for Losses incurred by Seller Indemnified Persons with respect to breaches of representations and warranties in Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11 (the second sentence), 4.12 and 4.13 shall be limited to $3,331,500; (iii) the aggregate liability of Wang pursuant to Section 6.2(a)(i) for Losses incurred by Seller Indemnification Persons with respect to all breaches of representations and warranties in Article IV shall be limited to $66,630,000.

            Section 6.3  CALCULATION OF LOSSES. For purposes of this Article VI,
(a) the amount of any Loss shall be calculated net of insurance proceeds received by the indemnified party in connection with such Loss, (b) the amount of any Loss shall be calculated taking into account any Tax benefit or detriment actually realized, on a "with-or-without" basis, by the indemnifying party or the indemnified party as a result of or in connection with either the matter, event or condition giving rise to such Loss and (c) the amount of any Loss shall be reduced to the extent such Loss was specifically identified and reserved against (as to type of Loss and amount) on the Company Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP.

            Section 6.4 PROCEDURES RELATING TO INDEMNIFICATION. (a) An indemnified party under this Article VI shall give prompt written notice to the indemnifying party (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and the indemnifying party, through counsel of its own choosing and reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; PROVIDED, HOWEVER, that (i) any indemnified party shall be entitled to partici-


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pate in any such action, suit or proceeding with counsel of its own choice but at its own expense and (ii) any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the indemnifying party, if, in the good faith determination of the indemnified party's counsel, representation by the indemnifying party's counsel may present a conflict of interests. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In any event, if the indemnifying party fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for in this Article VI. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might materially and adversely affect the interests of the indemnifying party without the prior written consent of such indemnifying party (which shall not be unreasonably withheld). Notwithstanding anything (other than Section 6.4(b)) in this Article VI to the contrary, the indemnifying party shall not, without the written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party. The indemnifying party shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for in this Article VI. If the indemnifying party assumes the defense or settlement of any claim or demand, the indemnified party will give the indemnifying party and its counsel reasonable access to, during normal business hours, the business records and other documents of the Company relating to such claim or demand, and shall permit them to consult, during normal business hours, with employees of the Company having information regarding such claim or demand.

Regardless of which person assumes the defense of any claim, each party shall cooperate in the defense thereof.

                  (b) Notwithstanding anything in this Article VI to the contrary, the Sellers, at their own expense, shall have the exclusive authority to represent the Company before the IRS or any other governmental agency or authority or before any court with respect to any matter affecting the Tax liability of the Company for any Pre-Closing Date Period (not including the Straddle Period) for which the Sellers might be obligated to indemnify the Wang Indemnified Persons. Such representation shall include, but shall not be limited to, exclusive control over (i) any response to any examination of any such Tax Returns and (ii) any contest through a Final Determination of any issue included in any such Tax Return, including, but not limited to, (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest; provided, however, that the Sellers shall not settle any contest if such settlement would increase the Tax liability of Wang or the Company in any period after the Closing Date without the consent of Wang or the Company, as the case may be, which consent shall not be unreasonably withheld. Any Tax controversy relating to the Company for a Straddle Period shall be controlled by Wang, at its own expense; PROVIDED, HOWEVER, that Wang shall keep the Sellers informed of all material developments relating to such controversy and the Sellers, at their own expense, shall have the right to participate in (but not control) the defense of any such controversy relating to any Tax Item subject to indemnification pursuant to Section 6.1(c); PROVIDED, FURTHER, that Wang shall not have the right to settle any Tax controversy to the extent such settlement would increase the Sellers' indemnification obligation under Section 6.1(c) without the consent of the Sellers, which consent shall not be unreasonably withheld.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Sellers may appoint a representative (the "Sellers' Representative") to act on their behalf pursuant to, and to follow the procedures set forth in, this Section 6.4. If the Sellers appoint a Sellers' Representative, so long as such appointment shall be in effect, Wang shall be entitled, but shall under no circumstances be obligated, to deal exclusively with the Sellers' Representative in respect of all mat-ters under this Section 6.4, including, without limitation, the giving of all notices pursuant to this Section 6.4. The Sellers hereby designate the authority to Bajaj and the Goldman Stockholders to select the Sellers' Representative and to provide written notice to Wang of such selection.

                  (d) The Sellers and Wang shall negotiate in good faith to determine the amount of the Losses incurred by one party arising out of or relating to, directly or indirectly, any breach of any representation, warranty, covenant or agreement of the other party contained in this Agreement. If the Sellers and Wang cannot agree to the amount of the Losses, the Sellers and Wang shall settle their disagreement by arbitration in the City of New York, State of New York, before three arbitrators in accordance with the then prevailing Rules of Commercial Arbitration of the American Arbitration Association. Either Wang or any Seller may initiate this procedure by so informing the other parties. The date of such communication shall be deemed to be the time the disagreement arose (the "Disagreement Date"). The Sellers shall select one arbitrator. Wang shall select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party has not selected its arbitrator within 20 days of the Disagreement Date, or if the two arbitrators so selected have not selected a third arbitrator within 40 days of the Disagreement Date, the one arbitrator or the two arbitrators, as the case may be, shall apply for the appointment of a second or third arbitrator, as the case may be, by a justice then sitting in a special term part of the Supreme Court of the State of New York: New York County. If the three arbitrators have not addressed and resolved any such disagreements within 180 days of the Disagreement Date, the parties shall be entitled to their remedies at law or in equity, if any, and any such disagreements shall not then be resolved by arbitration under this Section 6.4(d). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The cost of arbitration shall be borne one-half by Wang and one-half by the Sellers participating therein in proportion to their respective percentage of the aggregate consideration received pursuant to this Agreement by the Sellers participating therein as set forth in Exhibit A hereto.

            Section 6.5 TERMINATION OF INDEMNIFICATION. No indemnified party under this Article VI shall be entitled to indemnification under this Article VI with respect to any breach of any representation or warranty or covenant or agreement after the termination thereof pursuant to Section 8.10, except for breaches with respect to which notice was given to the indemnifying party pursuant to Section 6.4 prior to termination of the representation or warranty or covenant or agreement to which it relates.

            Section 6.6 CONSIDERATION FOR PAYMENT OF INDEMNIFICATION OBLIGATIONS; RIGHT OF SET-OFF. With respect to any indemnification obligation under this Article VI, such obligation shall be satisfied by means of a payment in cash by the indemnifying party to the applicable indemnified party in an amount equal to the Loss incurred by such indemnified party; provided, however, that: (a) Wang may, at its option and in addition to any other rights it may have, offset any Loss incurred by any Wang Indemnified Person against the principal amount of any Note held by any Seller obligated to indemnify such Wang Indemnified Person against such Loss and such Seller's obligation shall be satisfied to, and only to, the extent of such offset; and (b) any Seller obligated to indemnify any Wang Indemnified Person for any Loss may elect, by written notice to Wang, to have Wang offset such Loss against the principal amount of any Note held by such Seller and such Seller's obligation shall be satisfied to, and only to, the extent of such offset.

            Section 6. 7 EXCLUSIVE REMEDY. If the transactions contemplated by this Agreement are consummated, the indemnification provisions of this Article VI shall be the sole and exclusive remedy of the parties against one another with respect to any Loss under this Agreement.

                                   ARTICLE VII

                       Conditions to Obligations to Close
                       ----------------------------------

            Section 7.1 CONDITIONS TO WANG'S OBLIGATION. The obligation of Wang to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by Wang):

                  (a) each of the representations and warranties contained in
Article III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and Wang shall have received a certificate to that effect from each of the Sellers signed by, in the case of Bajaj, by Bajaj, and in the case of the other Sellers, each Seller's trustee, general partner or the chief executive or financial officer or vice president of Seller's general partner, as the case may be;

                  (b) each of the covenants, agreements and obligations of the Company hereunder to be complied with or performed on or before the Closing Date shall have been duly complied with or performed in all material respects and Wang shall have received a certificate to that effect from each of the Sellers signed, in the case of Bajaj, by Bajaj, and in the case of the other Sellers, by each Seller's trustee, general partner or the chief executive or financial officer or vice president of Seller's general partner, as the case may be;

                  (c) Wang shall have received the written opinions, dated the Closing Date, of (i) Fried, Frank, Harris, Shriver & Jacobson, counsel to Bajaj, the Bajaj Trust and the Company (and other counsel reasonably acceptable to Wang, it being understood that Tucker, Flyer & Lewis and Sherry L. Rhodes are acceptable to Wang), and (ii) Milbank, Tweed, Hadley & McCloy, counsel to the Goldman/Omega Stockholders (and other counsel reasonably acceptable to Wang), covering in substance the matters set forth on Exhibits D-1 and D-2, respectively;

                  (d) each of the Sellers and the Company shall have duly executed and delivered to Wang the

Termination Agreement, and each of the Sellers shall have duly executed and delivered the Stockholder Release substantially in the form of Exhibits E and F hereto, respectively;

                  (e) each of the Sellers shall have duly executed and delivered to Wang the Registration Rights Agreement, substantially in the form of Exhibit G hereto;

                  (f) Bajaj shall have duly executed and delivered the Noncompetition Agreement and the Consulting Agreement, substantially in the form of Exhibits H and I hereto, respectively;

                  (g) Consents under Contracts listed in Schedule 7.1(g) representing 80% of the revenues projected in the 1996 Budget to be received by the Company under the Contracts listed in Schedule 7.1(g) shall have been made, given or obtained, as the case may be, in each case upon terms and conditions reasonably satisfactory to Wang;

                  (h) effective as of the Closing, Ken Bajaj shall be employed by the Company under the terms of the Employment Agreement (except for non-employment resulting from his death or disability);

                  (i) Ken Bajaj shall have duly executed and delivered to Wang the Spousal Release, substantially in the form of Exhibit J hereto;

                  (j) the waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated;

                  (k) no action, suit, proceeding or investigation shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by any of the parties hereto of their respective obligations under or with respect to, this Agreement and there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement;

                  (l) no change, event or occurrence shall have occurred which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect (i) on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company, taken as a whole, or, if the Closing shall not have occurred on or before September 6, 1996, the Company's outsourcing business, taken separately,
(ii) on the ability of the Company to take (or, where applicable, refrain from taking) in any material respect any action contemplated to be taken (or, where applicable to not be taken) under or with respect to, or in connection with the consummation of the transactions contemplated by, this Agreement or (iii) on the ability of the Company to conduct its businesses and to own or lease its properties and assets in substantially the same manner in which such businesses were previously conducted and such assets and properties were previously owned or leased, excluding, in each case, (x) any effects resulting from the matters disclosed in paragraph (a) of Schedule 3.7, (y) any effects resulting from the loss of the Company's eligibility to be awarded or to perform Contracts or Contract options of the type or under the programs described in Section 3.14(a)(xi) and (z) any changes, events or occurrences resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industry in which the Company is involved, and Wang shall have received a certificate to that effect signed by the Company's chief financial officer; and

                  (m) the Company shall have received a consent and waiver under the Revolving Credit and Term Loan Agreement, dated as of March 14, 1994, as amended, among the Company, Crestar Bank, as agent and the banks named therein providing that (including, without limitation, that such credit facility shall not be terminated upon, and shall remain in full force and effect after, the consummation of the transactions contemplated by this Agreement), on terms and conditions reasonably acceptable to Wang.

            Section 7.2 CONDITIONS TO THE SELLERS' OBLIGATIONS. The obligations of the Sellers to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by the Sellers):

                  (a) each of the representations and warranties contained in
Article IV shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and the Sellers shall have received a certificate to that effect from Wang signed by Wang's chief executive or financial officer;

                  (b) each of the covenants, agreements and obligations of Wang hereunder to be performed on or before the Closing Date shall have been duly performed in all material respects and the Sellers shall have received a certificate to that effect from Wang signed by Wang's chief executive or financial officer;

                  (c) the Sellers shall have received the written opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, special counsel to Wang, (and other counsel reasonably acceptable to the Sellers, it being understood that Albert A. Notini is acceptable to the Sellers), covering in substance the matters set forth on Exhibit K hereto;

                  (d) Wang shall have duly executed and delivered to the Sellers the Termination Agreement, substantially in the form of Exhibit E hereto;

                  (e) Wang shall have duly executed and delivered to the Sellers the Registration Rights Agreement, substantially in the form of Exhibit G hereto;

                  (f) the waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated;

                  (g) no action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by any of the parties hereto of their respective obligations under or with respect to, this Agreement and there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement; and

                  (h) no change, event or occurrence shall have occurred which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Wang Material Adverse Effect and the Sellers shall have received a certificate to that effect from Wang signed by Wang's chief executive or financial officer.


                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

            Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of all of the Sellers, on the one hand, and Wang, on the other hand;

                  (b) by Bajaj and the Goldman Stockholders, on behalf of all of the Sellers, if the Closing shall not have occurred on or before November 1, 1996, provided that Bajaj and the Goldman Stockholders, on behalf of all of the Sellers, shall not be entitled to (i) terminate this Agreement pursuant to this
Section 8.1(b) if the delay in the Closing is the result of a breach of any covenant, obligation, representation or warranty of any Seller contained herein or (ii) terminate this Agreement pursuant to this Section 8.1(b) prior to December 1, 1996 if such delay in Closing is the result of the nonsatisfaction of the condition in Section 7.1(g) with respect to Consents listed on Schedule 7.1(g);

                  (c) by Wang if the Closing shall not have occurred on or before November 15, 1996, provided that Wang shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if the delay in the Closing is the result of a breach of any covenant, obligation, representation or warranty of Wang contained herein; or

                  (d) by Bajaj and the Goldman Stockholders, on behalf of all of the Sellers, on the one hand, or Wang, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

            Section 8.2 EFFECT OF TERMINATION. In the event this Agreement is validly terminated pursuant to Section 8.1 hereof, this Agreement will forthwith become null and void and no party shall have any liability or further obligation hereunder except as provided in the next succeeding sentence and except that the provisions of Section 5.7 will continue to apply following any such termination. Notwithstanding the foregoing, a party will remain liable to the other parties hereto if such termination was the result of such party's willful breach of this Agreement or such party's fraud, bad faith or willful misconduct.

            Section 8.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable by any court or governmental agency or with competent jurisdiction, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            Section 8.4 ENTIRE AGREEMENT. This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the parties hereto (except for the Confidentiality Agreement, which shall remain in full force and effect) (and their Affiliates) with respect to the subject matter hereof and contains the entire understanding of the parties with respect to the subject matter hereof.

            Section 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall be effective when one or more of the counterparts have been signed by each party and delivered to the other parties or their representatives, it being understood that all parties need not sign the same counterpart.

            Section 8.6 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received by the sending party, in each case addressed as follows:

            If to Wang, to:

                  Wang Laboratories, Inc.
                  600 Technology Park Drive
                  Billerica, MA  01821-4130
                  Attn:  Albert A. Notini, Esq.
                  Telecopy:  508-967-0436

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  One Beacon Street
                  Boston, MA  02108
                  Attn:  David T. Brewster, Esq.
                  Telecopy:  617-573-4822

            If to Bajaj or to the Bajaj Trust, to:

                  Kaval Bajaj
                  10201 Norton Road
                  Potomac, MD  20854
                  Telecopy:  301-299-2000

                  With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  1001 Pennsylvania Avenue, N.W.
                  Suite 800
                  Washington, D.C.  20004
                  Attn: Richard A. Steinwurtzel, Esq.
                  Telecopy: 202-639-7003

                  and

                  Tucker, Flyer & Lewis
                  Suite 400
                  1615 L Street, N.W.
                  Washington, D.C.  20036-5601
                  Attn:  Stefan F. Tucker
                  Telecopy:  202-429-3231

            If to any Goldman/Omega Stockholder, to:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, NY  10004
                  Attn:  Joseph H. Gleberman
                  Telecopy:  212-902-3000

                  and

                  Omega Advisors, Inc.
                  Wall Street Plaza
                  88 Pine Street
                  31st Floor
                  New York, NY  10005
                  Attn:  Leon Cooperman
                  Telecopy:  212-495-5236

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Attn:  Lawrence Lederman, Esq.
                  Telecopy:  212-530-5219

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Nothing in this Section 8.6 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

            Section 8.7 AMENDMENTS. Any waiver, change, modification or discharge of the provisions of this Agreement shall require the written consent of Wang and each of the Sellers, provided, however, that Bajaj and the Goldman Stockholders, without the consent of the Bajaj Trust or the Omega Stockholders, may terminate this Agreement pursuant to Section 8.1(b) or 8.1(d).

            Section 8.8 COOPERATION. The Sellers and Wang each agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement. In addition, each of the Sellers agrees to use its reasonable best efforts to obtain for Wang from the Company's auditors (i) any consents necessary for purposes of inclusion or incorporation by reference of the reports of such auditors on the historical audited financial statements for periods prior to the Closing Date in any registration statement subsequently filed by Wang with the Commission and (ii) any manually signed reports of such auditors which may be necessary to complete Wang's filings under the Exchange Act. Each of the Sellers will also use its reasonable best efforts to cause the auditors to make available its workpapers related to its audits of the Company's financial statements to Wang's auditors to the extent considered necessary by Wang's auditors, as is customary and normal between predecessor and successor auditors.

            Section 8.9 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any right hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (except that Wang may assign its rights (but not its obligations hereunder) to any wholly-owned subsidiary without the consent of the other parties).

            Section 8.10 SURVIVAL PERIODS. The representations and warranties in Sections 3.1, 3.2, 3.4(a), 3.4(b), 3.4(c), 3.21, 3.22, 3.23, 3.24 (other than the second sentence thereof), 4.2, 4.3, 4.10 and 4.11 (other than the second sentence thereof) shall survive the Closing without limitation as to time. The representations and warranties in Section 3.20 to the extent the breach thereof could result in a Loss resulting from administrative, civil or criminal penalties or fines, criminal convictions or suspensions, debarments or terminations (other than any termination for convenience or termination of a Contract of the type referred to in Section 3.14(a)(xi) as a result of the transactions contemplated hereby) shall survive the Closing for three years and shall otherwise survive the Closing for two years, and, except as provided in
Section 6.5, in each case, such representations and warranties shall terminate and cease to be of further force or effect as of the end of the applicable survival periods. The representations and warranties in Section 3.9 shall terminate and cease to be of further force or effect as of the Closing Date. The representations and warranties in this Agreement (other than those referred to in the three immediately preceding sentences) shall survive the Closing for eighteen months, and, except as provided in Section 6.5, such representations and warranties shall terminate and cease to be of further force or effect as of the end of such survival period. The covenants and agreements in this Agreement shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated (as of the end of which period, except as provided in Section 6.5, they shall terminate and cease to be of further force or effect) or, where not indicated, without limitation as to time.

            Section 8.11 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without reference to its choice of law principles). The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the state and federal courts of the State of New York in any action or proceeding relating to this Agreement or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

            Section 8.12 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            Section 8.13 NO THIRD-PARTY BENEFICIARIES. This Agreement, except for the provisions of Section 5.13 and Article VI, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.


                                        WANG LABORATORIES, INC.


                                        By: /s/ Joseph M. Tucci
                                            -----------------------------------
                                            Name:    Joseph M. Tucci
                                            Title:   Chairman of the Board and
                                                     Chief Executive Officer


                                        /s/ Kaval Bajaj
                                        ---------------------------------------
                                        Kaval Bajaj



                                        GS CAPITAL PARTNERS, L.P.,
                                          a Delaware limited partnership

                                        By: GS Advisors, L.P., its general
                                            partner

                                        By: GS Advisors, Inc., its general
                                            partner


                                        By: /s/ Joseph Gleberman
                                            -----------------------------------
                                            Name:  Joseph Gleberman
                                            Title: Vice President


                                        BRIDGE STREET FUND 1994, L.P.,
                                          a Delaware limited partnership

                                        By: Stone Street Funding Corp.,
                                            its general partner


                                        By: /s/ C.H. Skodinski
                                            -----------------------------------
                                            Name:  C.H. Skodinski
                                            Title: Vice President


                                        STONE STREET FUND 1994, L.P.,
                                          a Delaware limited partnership

                                        By: Stone Street Funding Corp.,
                                            its general partner


                                        By: /s/ C.H. Skodinski
                                            -----------------------------------
                                            Name:  C.H. Skodinski
                                            Title: Vice President

                                        OMEGA INSTITUTIONAL PARTNERS, L.P.,
                                          a Delaware limited partnership


                                        By: /s/ Charles A. Leeds, Jr.
                                            -----------------------------------
                                            Name:   Charles A. Leeds, Jr.
                                            Title:  General Partner


                                        OMEGA CAPITAL PARTNERS, L.P.,
                                          a Delaware limited partnership


                                        By: /s/ Charles A. Leeds, Jr.
                                            -----------------------------------
                                            Name:   Charles A. Leeds, Jr.
                                            Title:  General Partner


                                        KAVELLE BAJAJ CHARITABLE
                                        REMAINDER UNITRUST,
                                        AGREEMENT DATED JULY 19, 1996


                                        By: /s/ Kaval Bajaj
                                            -----------------------------------
                                            Name:   Kaval Bajaj
                                            Title:  Co Trustee


                                        By: /s/ Ken S. Bajaj
                                            -----------------------------------
                                            Name:   Ken S. Bajaj
                                            Title:  Co Trustee

                                                       EXECUTION COPY
                                                       --------------

                 AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT


            THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this "Amendment No. 1 to the Stock Purchase Agreement") is being entered into as of August 29, 1996 by and among Wang Laboratories, Inc., a Delaware corporation ("Wang"), and the other signatories hereto (the "Sellers").

            WHEREAS, Wang and the Sellers are parties to a Stock Purchase Agreement, dated as of July 24, 1996 (the "Stock Purchase Agreement"), pursuant to which Wang has agreed to purchase from the Sellers, and the Sellers have agreed to sell to Wang, all of the issued and outstanding shares of capital stock of I-NET, Inc., a Maryland corporation (the "Company"), owned by the Sellers;

            WHEREAS, by letter dated August 19, 1996 attached as Exhibit A hereto (the "Sellers' Letter"), the Sellers gave Wang notice of certain events or conditions which have occurred since the date of the Stock Purchase Agreement;

            WHEREAS, by letter dated August 23, 1996 attached as Exhibit B hereto ("Wang's Letter"), Wang responded to the Sellers' Letter;

            WHEREAS, Wang and the Sellers desire to resolve the matters at issue in the Sellers' Letter and Wang's Letter so that they can, simultaneously with such resolution, consummate the transactions contemplated by the Stock
Purchase Agreement; and

            WHEREAS, Wang and the Sellers are entering into this Amendment No. 1 to the Stock Purchase Agreement to resolve the matters at issue in the Sellers' Letter and Wang's Letter;

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and the consummation of the transactions contemplated by the Stock Purchase Agreement, Wang and the Sellers agree to amend the Stock Purchase Agreement as follows (with capitalized terms used and not defined herein having their respective meanings set forth in the Stock Purchase Agreement):

            Section 1. ADJUSTMENT OF NOTES. To resolve the write-off of $742,000 on the ArPerCen contract disclosed in paragraph 3 of the Sellers' Letter (the "ArPerCen Write-Off"), the operating reserve of $900,000 with respect to the CIT equipment lease costs disclosed in paragraph 4 of the Sellers' Letter (the "CIT Reserve") and the write-off of $460,000 of obsolete equipment having no future economic usefulness disclosed in paragraph 5 of the Sellers' Letter (the "Equipment Write-Off"), the aggregate principal amount of the Note or Notes to be delivered at the Closing by Wang to each Seller pursuant to Section 2.3(a)(ii)(y) of the Stock Purchase Agreement shall be reduced by the amount set forth under the heading "Adjustment for Certain Write-Offs and Reserves" opposite such Seller's name on Exhibit C hereto.

            Section 2. ADDITIONAL SELLER INDEMNIFICATION; COMMERCIALLY REASONABLE BEST EFFORTS TO RECOVER RESERVES. (a) To resolve the reserve of $962,000 on the FAA contract disclosed in paragraph 3 of the Sellers' Letter (the "FAA Reserve") and the reserve of $360,000 on undepreciated cost of equipment in use disclosed in paragraph 5 of the Sellers' Letter (the "Equipment Reserve"), the Sellers, subject to this Section 2(a), will indemnify and hold the Wang Indemnified Persons harmless from and against (i) the amount, if any, of the FAA Reserve not determined by the Company, in the ordinary course of business consistent with past practice and on or prior to May 15, 1997, to be unnecessary (and thus reversed) through improved operational effectiveness, contract modifications or other steps or to be unnecessary (and thus reversed) for any other reason (and such amount shall be a Loss within the meaning of the Stock Purchase Agreement) or (ii) the amount, if any, of the Equipment Reserve not determined by the Company, in the ordinary course of business consistent with past practice and on or prior to May 15, 1997, to be unnecessary (and thus reversed) through use of the related assets in imaging contracts or to be unnecessary (and thus reversed) for any other reason (and such amount shall be a Loss within the meaning of the Stock Purchase Agreement); provided, however, that the Sellers will not have any obligation to indemnify the Wang Indemnified Persons for Losses pursuant to this Section 2(a) unless and until the aggregate amount of such Losses exceeds $322,000; provided, further, however, that if the aggregate amount of such Losses exceeds $322,000, the immediately preceding proviso shall be disregarded and the Sellers, subject to this Section 2(a), will indemnify the Wang Indemnified Persons for all of such Losses. Article VI of the Stock Purchase Agreement shall apply to the indemnification provided for in this Section 2(a), and, among other things, the indemnification provided for in this Section 2(a) shall be considered an obligation of the Sellers under Section 6.1(a)(i) of the Stock Purchase Agreement with respect to breaches of representations and warranties in Section 3.7 of the Stock
Purchase Agreement for purposes of the application of Section 6.1(b) of the Stock Purchase Agreement and any Losses with respect to which the Wang Indemnified Persons are entitled to be indemnified pursuant to this Section 2(a) shall be considered Losses incurred by the Wang Indemnified Persons with respect to breaches of representations and warranties in Section 3.7 of the Stock Purchase Agreement for purposes of the application of Section 6.1(b) of the Stock Purchase Agreement.

                    (b) Until May 15, 1997, Wang shall cause the Company to use its commercially reasonable best efforts to recover (x) the FAA Reserve through improved operational effectiveness, contract modifications or other steps and
(y) the Equipment Reserve through use of the related assets in imaging contracts.

            Section 3. ADJUSTMENT OF INDEMNIFICATION CAPS. The amount of $8,333,150 appearing in three places in clause (ii) of the fourth sentence of
Section 6.1(b) of the Stock Purchase Agreement is hereby amended to be $8,250,550 in each such place. The amount of $41,657,500 appearing in clause
(iii) of the fourth sentence of Section 6.1(b) of the Stock Purchase Agreement is hereby amended to be $41,574,900. The amount of $166,630,000 appearing in clauses (iv) and (v) of the fourth sentence of Section 6.1(b) of the Stock Purchase Agreement is hereby amended to be $166,547,400. The amount of $3,331,500 appearing in clause (ii) of Section 6.2(b) of the Stock Purchase Agreement is hereby amended to be $3,248,900. The amount of $66,630,000 appearing in clause (iii) of Section 6.2(b) of the Stock Purchase Agreement is hereby amended to be $66,547,400.

            Section 4. CALCULATION OF LOSSES. The amount of any Losses incurred by any Wang Indemnified Person shall not be reduced pursuant to Section 6.3(c) of the Stock Purchase Agreement by the amount of the ArPerCen Write-Off, the CIT Reserve, the Equipment Write-Off, the FAA Reserve or the Equipment Reserve.

            Section 5. NO ADMISSION. The Sellers' execution and delivery of this Amendment No. 1 to the Stock Purchase Agreement shall not be construed as an admission that the events or conditions disclosed in the Sellers' Letter, individually or in the aggregate, constituted a breach of any representation or warranty or covenant or agreement of any Seller in the Stock Purchase Agreement.

            Section 6. NO WAIVER. Wang's execution and delivery of this Amendment No. 1 to the Stock Purchase Agreement shall not be construed as a waiver, and Wang hereby reserves its rights with respect to, any other write-offs, reserves or other changes or events relating to the ArPerCen contract, the FAA contract, the CIT equipment lease or assets of the Company other than the equipment the subject of the Equipment Write-Off or the Equipment Reserve.

            Section 7. CLOSING CERTIFICATES. Because the events or conditions disclosed in the Sellers' Letter have been resolved in this Amendment No. 1 to the Stock Purchase Agreement, neither the exception taken with respect to the Sellers' Letter in the certificates of each of the Sellers being delivered to Wang at the Closing pursuant to Section 7.1(a) of the Stock Purchase Agreement or in the certificate of the Company's chief financial officer being delivered to Wang at the Closing pursuant to Section 7.1(l) of the Stock Purchase Agreement, nor Wang's acceptance of such certificates with such exception, shall have any effect on the rights or obligations of the parties to the Stock Purchase Agreements after the Closing, except as provided in this Amendment
No. 1 to the Stock Purchase Agreement.

            Section 8. SCOPE OF THIS AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT. Except as expressly provided in this Amendment No. 1 to the Stock Purchase Agreement, the Stock Purchase Agreement shall remain in full force and effect.

            Section 9. CLOSING DOCUMENTS. All references to the Stock Purchase Agreement in the documents being delivered at the Closing shall be deemed to be to the Stock Purchase Agreement as amended by this Amendment No. 1 to the Stock Purchase Agreement.

            IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Stock Purchase Agreement to be duly executed as of the date and year first above written.


                                        WANG LABORATORIES, INC.


                                        By: /s/ Joseph M. Tucci
                                            ----------------------------------
                                            Name:  Joseph M. Tucci
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


                                        /S/ Kaval Bajaj
                                        ---------------------------------------
                                        Kaval Bajaj


                                        GS CAPITAL PARTNERS, L.P.,
                                          a Delaware limited partnership

                                        By: GS Advisors, L.P., its general
                                             partner

                                        By: GS Advisors, Inc., its general
                                             partner


                                        By: /s/ C.H. Skodinski
                                            -----------------------------------
                                            Name:  C.H. Skodinski
                                            Title: Vice President


                                        BRIDGE STREET FUND 1994, L.P.,
                                          a Delaware limited partnership

                                        By: Stone Street Funding Corp.,
                                            its general partner


                                        By: /s/ C.H. Skodinski
                                            -----------------------------------
                                            Name:  C.H. Skodinski
                                            Title: Vice President

                                        STONE STREET FUND 1994, L.P.,
                                          a Delaware limited partnership

                                        By: Stone Street Funding Corp.,
                                            its general partner


                                        By: /s/ C.H. Skodinski
                                            -----------------------------------
                                            Name:  C.H. Skodinski
                                            Title: Vice President


                                        OMEGA INSTITUTIONAL PARTNERS, L.P.,
                                          a Delaware limited partnership


                                        By: /s/ Charles A. Leeds, Jr.
                                            -----------------------------------
                                            Name:  Charles A. Leeds, Jr.
                                            Title: General Partner


                                        OMEGA CAPITAL PARTNERS, L.P.,
                                          a Delaware limited partnership


                                        By: /s/ Charles A. Leeds, Jr.
                                            -----------------------------------
                                            Name:  Charles A. Leeds, Jr.
                                            Title: General Partner


                                        KAVELLE BAJAJ CHARITABLE
                                        REMAINDER UNITRUST,
                                        AGREEMENT DATED JULY 19, 1996


                                        By: /s/ Kaval Bajaj
                                            -----------------------------------
                                            Name:  Kaval Bajaj
                                            Title: Co-Trustee


                                        By: /s/ Ken Bajaj
                                            -----------------------------------
                                            Name:  Ken Bajaj
                                            Title: Co-Trustee